UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Ryman Hospitality Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 4, 2025
Dear Fellow Stockholder:
I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Ryman Hospitality Properties, Inc., which will be held at 10:00 a.m. central time on Thursday, May 8, 2025 at the W Austin in Austin, Texas. The doors will open at 9:30 a.m. central time. You may also attend virtually via the Internet at www.virtualshareholdermeeting.com/RHP2025. Additional information on how to participate in this year’s annual meeting virtually can be found on page 81. Our directors and management team will also be available to answer questions during the annual meeting.
We describe in detail the proposals to be introduced at the annual meeting in the attached Notice of Annual Meeting, Proxy Statement and proxy card. Our 2024 Annual Report to Stockholders, which is not a part of our proxy solicitation materials, is also enclosed.
We intend to conduct the annual meeting both in-person and virtually via the Internet. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the annual meeting entirely online (i.e., a virtual-only meeting). We will announce any changes to the annual meeting via a press release and the filing of additional soliciting material with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at https://ir.rymanhp.com/proxy-materials-1. We encourage you to check this website in advance if you plan to attend the annual meeting in person.
We encourage you to vote your shares prior to the annual meeting. You can ensure your shares are represented and voted at the annual meeting by promptly voting and submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card. Voting instructions are included on the enclosed proxy card. If you attend the annual meeting (whether in-person or virtually), you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the annual meeting and vote your shares in person. Thank you for your continued interest in Ryman Hospitality Properties, Inc., and we look forward to seeing you at the annual meeting.

Sincerely,

Colin V. Reed
Executive Chairman of the Board of Directors

Page Intentionally Blank

Ryman Hospitality Properties, Inc.
Notice of Annual Meeting of Stockholders

Thursday, May 8, 2025 10:00 a.m. central time	W Austin 200 Lavaca Street Austin, TX 78701 and live via the Internet at www.virtualshareholdermeeting.com/RHP2025	Record Date The close of business March 25, 2025

Items of Business

•	To elect the nine (9) nominees identified in this proxy statement for a one-year term as directors;
•	To approve, on an advisory basis, our executive compensation;
•	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2025; and
•	To conduct any other business if properly raised.

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number or the Internet prior to the meeting, or you may vote at the meeting (either in-person or virtually).
Your vote is important to us. We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card in the envelope provided, or vote by calling the toll-free number or using the Internet — even if you plan to attend the annual meeting (either in-person or virtually). You may revoke your proxy at any time before the completion of voting for the annual meeting.
You will find instructions on how to vote beginning on page 10. Most stockholders vote by proxy and do not attend the annual meeting in person. However, you are entitled to attend the annual meeting if you were a stockholder of record or a beneficial holder as of the close of business on March 25, 2025, or if you are an authorized representative of any such stockholder or beneficial holder.
By Order of the Board of Directors of Ryman Hospitality Properties, Inc.,
Scott J. Lynn, Secretary
Nashville, Tennessee
April 4, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 8, 2025. This proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2024 are available on the internet at:

https://ir.rymanhp.com/proxy-materials-1

On this site, you will be able to access this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2024 and our annual report on Form 10-K for the fiscal year ended December 31, 2024, and all amendments or supplements (if any).

2025 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About How to Vote Your Shares	10

Proposals	14
Proposal 1: Election of the Nine (9) Nominees for Director Identified in this Proxy Statement	14
Proposal 2: Advisory Vote on Executive Compensation	20
Proposal 3: Ratification of Independent Registered Public Accounting Firm for 2025	21

Stock Ownership	34
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table	34

2025 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis	36
Executive Summary	36
Our Compensation Program	41
2024 Compensation Decisions	42
Other Compensation Information	48
2025 NEO Compensation	50

Human Resources Committee Report	52

Executive Compensation	53
2024 Summary Compensation Table	53

2024 Grants of Plan-Based Awards	55
2024 Grants of Plan-Based Awards Table	55

Outstanding Equity Awards at 2024 Fiscal Year End	56
Outstanding Equity Awards at 2024 Fiscal Year End Table	56

2024 Option Exercises and Stock Vested	58
2024 Option Exercises and Stock Vested Table	58

2024 Pay Versus Performance	59
2024 Pay Versus Performance Table	59

Other Compensation Information	64
Pension Benefits	64
Nonqualified Deferred Compensation	64
2024 Nonqualified Deferred Compensation Table	65

Potential Payments on Termination or Change of Control	66
Employment and Severance Agreements	66
Description of Potential Payments on Termination or Change of Control	66
Summary of Potential Payments on Termination or Change of Control	70

Director Compensation	72
Cash Compensation	72
Equity-Based Compensation	72
Director Stock Ownership Guidelines	72
2024 Non-Employee Director Compensation Table	73

2025 NOTICE OF MEETING AND PROXY STATEMENT

Certain Transactions	74
Related Party Transactions	74
Delinquent Section 16(a) Reports	74

Equity Compensation Plan Information	75
December 31, 2024 Equity Compensation Plan Information Table	75

Our Independent Registered Public Accounting Firm	76
Appointment of Ernst & Young LLP	76
Fee Information	76

Audit Committee Report	78

Submitting Stockholder Proposals and Nominations for 2026 Annual Meeting	80
Stockholder Proposals	80
Nominations of Board Candidates	80

Discretionary Voting of Proxies on Other Matters	81

Instructions for Attending the Annual Meeting Virtually	81

Appendix A – Reconciliation of Non-GAAP Financial Measures to GAAP Measures	A-1

2025 NOTICE OF MEETING AND PROXY STATEMENT
Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider, so please read the entire proxy statement before voting. Additionally, for more complete information about our 2024 financial performance, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Ryman Hospitality Properties, Inc. Annual Meeting of Stockholders

Time and Date:	10:00 a.m., central time, May 8, 2025
Place:	W Austin 200 Lavaca Street Austin, Texas 78701
Record Date:	March 25, 2025
Number of Common Shares Eligible to Vote at the Meeting (and Record Holders) as of the Record Date:	60,000,729 (746 holders of record)
Company Principal Executive Offices:	One Gaylord Drive Nashville, Tennessee 37214
Date of First Mailing of Proxy Statement and Accompanying Materials to Stockholders:	April 4, 2025

Voting Matters

	Matter	Board Recommendation	Page Reference
Proposal 1:	Election of the Nine (9) Nominees for Director Identified in this Proxy Statement	FOR each director nominee	14
Proposal 2:	Advisory Vote on Executive Compensation	FOR	20
Proposal 3:	Ratification of Independent Registered Public Accounting Firm for 2025	FOR	21

Director Nominees

Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Rachna Bhasin	52	2016	Founder/CEO, EQ Partners	Nominating & CG; Risk (Chair)	Shutterstock, Inc.
Alvin Bowles Jr.	51	2017	Partner, AlphaAI	Nominating & CG; Risk	—
Mark Fioravanti	63	2022	President & Chief Executive Officer, Ryman Hospitality Properties, Inc.	—	—
William E. Haslam	66	2023	Private Investor; Former Governor of Tennessee	Human Resources; Nominating & CG	—

2025 NOTICE OF MEETING AND PROXY STATEMENT

Name	Age	Director Since	Primary Occupation	Committee Memberships; Other Roles	Other Public Company Boards
Erin Mulligan Helgren	55	2024	CEO, OfficeSpace Software, Inc.	Audit; Risk	Champion Homes, Inc.
Christine Pantoya	55	2019	Chief Revenue Officer and Board Member, Kiswe Mobile Inc.	Audit; Human Resources (Chair)	—
Robert Prather, Jr.	80	2009	President & CEO, Heartland Media, LLC	Audit (Chair); Human Resources	GAMCO Investors, Inc.
Colin Reed	77	2001	Executive Chairman of the Board of Directors, Ryman Hospitality Properties, Inc.	—	First Horizon National Corporation
Michael Roth	79	2022(1)	Former Executive Chairman, The Interpublic Group of Companies	Human Resources; Nominating & CG (Chair)	—

2025 NOTICE OF MEETING AND PROXY STATEMENT
Board of Directors Matrix
The following matrix provides information about the director nominees, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our director nominees, and why our Board believes these knowledge, skills, experiences and attributes are relevant to our business and operations. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our director nominees, and does not suggest that a director nominee who is not listed as having any particular knowledge, skill, experience or attribute is unable to contribute to the decision-making process in that area.

	Ms. Bhasin	Mr. Bowles	Mr. Fioravanti	Mr. Haslam	Ms. Helgren	Ms. Pantoya	Mr. Prather	Mr. Reed	Mr. Roth
Knowledge, Skills and Experience

Other Public Company Board Service (Current or prior service on other public company boards provides an understanding of corporate governance and the dynamics and operations of a corporate board, and further ensures management accountability and the protection of stockholder interests)
	•			•	•		•	•	•

Organizational Leadership (C-Suite and/or senior executive leadership experience in large organizations ensures that directors can assist the company in executing its strategy while understanding the complexities and competing priorities that may arise)
	•	•	•	•	•	•	•	•	•
Financial Literacy (Necessary to provide oversight of the company’s financial performance, its financial reporting processes and its internal controls)	•	•	•	•	•	•	•	•	•
Strategic Planning (Integral to the company’s strategic growth and direction)	•	•	•	•	•	•	•	•	•

Human Capital Management (Critical in designing programs to attract, retain and compensate qualified executives, overseeing succession planning activities and ensuring compensation and benefit programs align with stockholder interests and do not encourage excessive risk taking)
	•	•	•	•	•	•	•	•	•
Operational Experience (Provides an understanding of the day-to-day issues facing the company’s management team)	•	•	•	•	•	•	•	•	•

Enterprise Risk Management/Relevant Subject Matter Expertise (Expertise in enterprise risks facing the company is critical in overseeing the company’s ERM and cybersecurity framework and in understanding the specific risks facing the company)
	•	•	•	•	•	•	•	•	•

2025 NOTICE OF MEETING AND PROXY STATEMENT

	Ms. Bhasin	Mr. Bowles	Mr. Fioravanti	Mr. Haslam	Ms. Helgren	Ms. Pantoya	Mr. Prather	Mr. Reed	Mr. Roth
Knowledge, Skills and Experience

Media & Entertainment/Technology Industry Experience (Integral to understanding the company’s business model and the industry-specific issues and risks facing the company)	•	•			•	•	•		•
Hospitality/REIT Industry Experience (Integral to understanding the company’s business model and the industry-specific issues and risks facing the company)			•					•	•
Demographics
Race/Ethnicity
African American		•
Asian/South Asian	•
White/Caucasian			•	•	•	•	•	•	•
Gender
Female	•				•	•
Male		•	•	•			•	•	•
Board Tenure
Years	9	8	3	2	1	6	16	24	21(1)
Independence
Independent Director	•	•		•	•	•	•		•

(1)	Mr. Roth previously served as a member of our Board from May 2004 to May 2021. Mr. Roth served as a Director Emeritus from May 2021 until his re-appointment to the Board in February 2022.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Company Highlights
Total Stockholder Return
The following table shows the company’s total stockholder return, or TSR(2), as compared to the S&P 500 Index and the FTSE NAREIT Equity REITs Index, over the last one, three and five years.

1, 3 and 5 Year Total Stockholder Return
110.0%
90.0%
70.0%
50.0%
30.0%
10.0%
-10.0%
-1.2%
8.7%
25.0%
23.8%
-6.5%
29.3%
34.8%
23.3%
97.0%
1 Year
3 Year
5 Year
Ryman Hospitality
FTSE NAREIT Equity REITs Index
S&P 500 Index

(2)
TSR is equal to stock price appreciation plus dividends, with dividends reinvested quarterly from December 31, 2019. For more information with respect to the comparison of our TSR with that of the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the applicable time periods, please see the Compensation Discussion and Analysis on page 36.

Financial Highlights
Our financial results in 2024 represented an improvement from 2023, due to continued improvement in our hospitality segment results (as well as a full year of operations from the JW Marriott Hill Country), and increased levels of activity in our entertainment segment (including the operating results of our Ole Red Las Vegas venue). In light of these conditions, our total revenue increased approximately 8.4% from 2023 ($2.34 billion in 2024, as compared to $2.16 billion in 2023), and in 2024 we generated:
•	consolidated net income of $280.2 million (as compared to a consolidated net income of $341.8 million in 2023); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(3) of $726.0 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $660.9 million in 2023).

(3)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Our efforts in 2024 were focused on continued execution of our short-term operating plans and our long-term growth strategy in both our Hospitality and Entertainment business segments. We continue to focus on our strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2024 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 36.
Compensation Highlights
Objectives
In order to achieve our corporate strategic objectives and to attract, retain and motivate a team of qualified, talented and knowledgeable executives who are capable of performing their responsibilities, we design our executive compensation with the intent of providing competitive compensation programs which reward strong performance and limit compensation when our performance objectives are not achieved. We believe that our compensation programs provide a suitable balance between long- and short-term compensation and have an appropriate performance-based and “at risk” component.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Compensation Program Summary
The elements of the compensation program for our named executive officers, or NEOs, which are described more fully in the Compensation Discussion and Analysis beginning on page 36, are:

Compensation Element	Key Characteristics	2024 Compensation Decisions	Percentage of 2024 Target Total Compensation(4)
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	Mr. Fioravanti received a 5.9% increase in base salary in 2024. Mr. Reed’s 2024 base salary was unchanged from 2023. Our other NEOs received a 5.0% increase in base salary (on average) in 2024.	• 15.7% of our CEO’s target total compensation. • 23.9% of our other NEOs’ target total compensation (on average).
Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives.
Annual short-term cash incentives were paid to each NEO at 104.8% of the target payout level due to our financial performance relative to previously established goals.

Mr. Fioravanti and Mr. Reed received a discretionary cash incentive compensation award in recognition of their respective individual contributions in 2024, as described below.
• 27.5% of our CEO’s target total compensation. • 32.7% of our other NEOs’ target total compensation (on average).
Long-Term Equity Incentive Compensation	• Variable compensation. • Performance-based RSUs, linked to TSR performance, vesting over a three-year performance period. • Time-based RSUs vesting ratably over four years.	Annual long-term equity incentive compensation for 2024 was approximately 50% in the form of performance-based RSUs and 50% in the form of time-based RSUs.	• 55.6% of our CEO’s target total compensation. • 41.8% of our other NEOs’ target total compensation (on average).
Executive-Level Perquisites	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	Our NEOs received only modest executive-level perquisites in 2024.	• 1.2% of our CEO’s target total compensation. • 1.6% of our other NEOs’ target total compensation (on average).

(4)	Calculated in the manner described in the Compensation Discussion and Analysis beginning on page 36.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Our Compensation Practices
We also are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. Some of these compensation practices are:

What We Do
✔
We Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation. In 2024, 55.3% of our CEO’s total target compensation and 53.6% of our other NEOs’ target total compensation (on average) was performance-based.

✔
Our Annual Performance-Based RSU Awards are Tied to TSR—The annual long-term performance-based awards to our NEOs are in the form of RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group of other comparable companies, and there is no minimum payout level associated with these awards (i.e., all of these awards are “at risk”). We believe these awards incentivize our NEOs and align the interests of our NEOs with our stockholders.

✔
We Hold an Annual Say on Pay Vote—Consistent with the views of our stockholders, initially expressed in 2011 and reaffirmed in 2017 and 2023, we continue to conduct an annual “say-on-pay” advisory vote to solicit our stockholders’ views on our compensation programs.

✔	We Solicit Independent Compensation Advice—Our Human Resources Committee retains Aon, a leading independent compensation consultant.
✔
We Require Meaningful Levels of Stock Ownership by Our Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 6x base salary for our CEO) and directors. All NEOs and non-employee directors are currently in compliance with the guideline applicable to them, after taking into account the applicable grace period for our recently appointed directors.

✔
We Have Implemented Meaningful Stock Retention Guidelines—Any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any stock option exercise or RSU vesting.

✔
Compensation Clawback—We have adopted an NYSE-compliant executive compensation recoupment policy which provides for mandatory recoupment of erroneously-awarded incentive-based compensation resulting from designated accounting restatements.

✔	Relevant Peer Groups—We use representative and relevant peer groups when determining compensation.

What We Don’t Do
✘
We Don’t Provide Excessive Levels of Guaranteed Compensation—Our short-term cash incentive compensation plan and the terms of the performance-based RSUs issued to our NEOs do not have minimum payout levels. All of this compensation is performance-based and “at risk”.

✘
We Don’t Make “Mid-Stream” Changes to Previously Granted Performance-Based RSU Awards—We believe as a general matter that once issued, changes should not be made to the design of long-term performance-based RSU awards. Accordingly, no changes have been made to any previously-granted performance-based RSU awards.

✘
We Don’t Make “Single Trigger” Cash Payments Upon a Change of Control—The employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

✘	We Don’t Pay “Gross Ups” For Severance Payments—We do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.
✘
We Don’t Allow Hedging or Significant Pledging of Company Securities by Officers and Directors—Directors and executive officers are prohibited from engaging in hedging transactions designed to offset decreases in the market value of our securities, and directors and executive officers may not pledge a significant amount of company securities without prior approval.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Corporate Governance Highlights
Our Board of Directors has adopted governance policies that we believe are in the best interests of our stockholders, including:

•	Annual election of all directors.
•	Board refreshment.
•
On at least an annual basis, the Nominating and Corporate Governance Committee of our Board of Directors identifies individuals qualified to become members of the Board and ensures that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term or shorter term.

•
All of our independent directors other than Mr. Prather and Mr. Roth (who previously served as a director from 2004 to 2021 and who re-joined our Board in February 2022) have joined our Board since 2016. Immediately following the Annual Meeting, the average tenure of our independent directors will be 9 years (including Mr. Roth’s years of prior service).

•	Majority vote standard in uncontested elections.
•	Independent, involved and informed Board of Directors.
• All directors, other than Mr. Reed and Mr. Fioravanti, are independent.
•
Each of our incumbent directors standing for election who served as directors in 2024, including each of our independent directors, had at least 75% attendance at all Board and committee meetings in 2024.

• Board orientation for new members and ongoing director education.
•	A diverse Board, with 44% of our Board members being diverse, 22% of our Board members being racially/ethnically diverse, and 33% of our Board members being female.
•	Independent Lead Director, as well as separate Executive Chairman and Chief Executive Officer positions.
•	Independent Board committees.
• Our four active standing Board committees are comprised solely of independent directors.
•	Executive sessions of independent directors are held at each regularly scheduled Board meeting.
•	Annual Board and committee self-evaluations.
•	Board oversight of risk management.
•	No stockholder rights plan.
•	Common stock is the only class of voting securities outstanding.
•	Ongoing engagement with stockholders.
•	Commitment to Environmental, Social and Governance (“ESG”) considerations.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Questions and Answers
About How to Vote Your Shares
Below are instructions on how to vote, as well as information on your voting rights as a stockholder. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.
Q.
Who can vote at the Annual Meeting of Stockholders?
A.
At the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of common stock held by such stockholder as of the close of business on March 25, 2025 (the record date). As of the record date, 60,000,729 shares of our common stock were issued and outstanding.
Q.
How do I vote at the Annual Meeting?
A.
Electronically. You may vote using the Internet or by phone.
To use the Internet, go to www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. eastern time on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
To vote by phone, dial 1-800-690-6903 up until 11:59 p.m. eastern time on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.
At the Meeting or by Mail. If you hold the shares in your own name, you may also vote at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares in accordance with the recommendations of the Board.
Q.
How can I participate in the Annual Meeting virtually?
A.
You will be able to log into the virtual annual meeting platform by visiting www.virtualshareholdermeeting/RHP2025 and entering the control number found on your proxy materials. Stockholders participating virtually will also be able to submit questions via the virtual meeting platform and to vote their shares. See page 81 for more information on how to participate in the Annual Meeting virtually.
Q.
What is the purpose of the Annual Meeting?
A.
At the Annual Meeting, you and your fellow stockholders will vote on the following matters:

Proposal	Matter
1	Election of the nine (9) nominees for director identified in this proxy statement
2	Advisory vote on executive compensation
3	Ratification of independent registered public accounting firm for 2025

You and your fellow stockholders will also be asked to transact any other business that may properly come before the meeting or any adjournment or postponement.
Q.
What if my shares are held in “street name” by a broker?
A.
If you do not own your shares directly, but instead are the beneficial owner of shares held

2025 NOTICE OF MEETING AND PROXY STATEMENT
in “street name” by a broker, bank or other nominee, your broker, bank or other nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, your shares will be counted as “broker non-votes”.
Q.
What shares are included on my proxy card?
A.
Your proxy card represents all shares registered in your name with the transfer agent on the record date.
Q.
Which matters to be presented at the Annual Meeting are discretionary items and may be voted on by a broker?
A.
A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker, bank or other nominee on discretionary items in the absence of voting instructions given by you.
The matters presented in Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation) are not considered routine under the rules of the NYSE. Therefore, brokers, banks or other nominees will not have the ability to vote shares held in street name with respect to those proposals unless the broker, bank or other nominee has received voting instructions from the beneficial owner of the shares held in street name. Broker non-votes will not impact the outcome of Proposals 1 or 2. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name by a broker, bank or other nominee so that you are able to vote with respect to Proposals 1 or 2. Proposal 3 (Ratification of Independent Registered Public Accounting Firm for 2025) is considered routine and therefore may be voted upon by your broker, bank or other nominee if you do not give instructions for the shares held in street name by your broker, bank or other nominee. If any other matter that properly comes before the meeting is not considered routine under the rules of the NYSE, broker non-votes will not impact the outcome of this matter.
Q.
How many shares must be present to hold the Annual Meeting?
A.
The holders of a majority of the shares of our common stock outstanding on the record date, or 30,000,365 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “abstain,” as well as shares that are counted as broker non-votes, will be counted as shares that are present for purposes of determining the presence of a quorum.
Q.
What if a quorum is not present at the Annual Meeting?
A.
If a quorum is not present at the scheduled time of the meeting, we may adjourn the meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment.
We also may adjourn the meeting if for any reason the Board determines that adjournment is necessary or appropriate to enable our stockholders to (i) consider fully information which the Board determines has not been sufficiently or timely available to stockholders or (ii) otherwise effectively exercise their voting rights. An adjournment will have no effect on the business that may be conducted at the meeting.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Q.
How does the Board recommend I vote on each of the proposals?
A.
The Board recommends that you vote as follows on each of the following proposals:

Proposal	Matter
1	FOR election of the nine (9) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2025

Q.
How do I change my vote?
A.
You can revoke your proxy at any time before the meeting by:
•	Submitting a later-dated proxy card by mail or transmitting new voting instructions via internet or phone;
•	Giving written notice to Scott J. Lynn, our corporate secretary, stating that you are revoking your proxy; or
•	Attending the meeting either in-person or virtually and voting your shares.
If you hold your shares in “street name” your broker, bank or other nominee will provide you with instructions on how to revoke your proxy.
Q.
Who will count the votes?
A.
Representatives of Broadridge will count the votes and act as the independent inspector of elections.
Q.
What if I send in my proxy card and do not specify how my shares are to be voted?
A.
If you send in a signed proxy card but do not give any voting instructions, your shares will be voted as follows on each of the following proposals:

Proposal	Matter
1	FOR election of the nine (9) nominees for director identified in this proxy statement
2	FOR approval of the advisory vote on executive compensation
3	FOR ratification of independent registered public accounting firm for 2025

Q.
How will the proxies vote on any other business brought up at the Annual Meeting?
A.
We are not aware of any other business to be considered at the meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Michael Roth and Scott J. Lynn to use their discretion to vote on these other matters.
Q.
What are my voting options on Proposal 1 (Election of Directors)?
A.
You may:
•	Vote FOR all of the director nominees;
•	Vote FOR specific director nominees;
•	Vote AGAINST all director nominees;
•	Vote AGAINST specific director nominees;
•	ABSTAIN from voting with respect to all of the director nominees; or
•	ABSTAIN from voting with respect to specific director nominees.

2025 NOTICE OF MEETING AND PROXY STATEMENT
A nominee will be elected as a director if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). Proxies may not be voted for more than nine (9) directors, and stockholders may not cumulate votes in the election of directors. See “Majority Voting Standard for Director Elections” below for the effect of a director nominee failing to receive the required majority vote in an election.
Q.
What are my voting options on the other proposals?
A.
When voting on either Proposal 2 (Advisory Vote on Executive Compensation) or Proposal 3 (Ratification of Independent Registered Public Accounting Firm for 2025), you may:
•	Vote FOR the proposal;
•	Vote AGAINST the proposal; or
•	ABSTAIN from voting.
If you abstain from voting on Proposal 2 or Proposal 3, your shares will be counted as present in person or represented by proxy and entitled to vote on such proposal, and thus the abstention will have the same effect as a vote AGAINST such proposal.
Q.
Is my vote confidential?
A.
Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to us unless a proxy solicitation is contested, you write comments on the proxy card, or you authorize disclosure of your vote. However, we may confirm whether a stockholder has voted or take other actions to encourage voting.
Q.
How many votes are required to approve each proposal?
A.
With respect to Proposal 1, a director nominee will be elected as a director if the number of votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee (with abstentions and broker non-votes not counting as votes cast for or against a nominee). With respect to Proposals 2 and 3, a majority of shares entitled to vote and present in person or by proxy is required to approve each such proposal.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Proposals
Proposal 1 (Election of the Nine (9) Nominees for Director Identified in this Proxy Statement)
The information below about the business background of each nominee for director has been provided by each nominee. All nominees are currently directors. In case any nominee is not available to serve as a director, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.
The Board may also choose to reduce the number of directors to be elected at the meeting. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2026 or until his or her respective successor is otherwise duly elected and qualified, or until his or her earlier resignation or removal. The names of the nominees for director, along with their present positions, their principal occupations, current directorships held with other public companies, as well as directorships with other public companies during the past five years, their ages and the year first elected as a director, are set forth below. Individual qualifications, experiences and skills that contribute to the Board’s effectiveness as a whole, as determined by the Nominating and Corporate Governance Committee, are also described below.

Incumbent Directors Standing for Re-Election
Rachna Bhasin

Founder/Chief Executive Officer, EQ Partners, a private consulting firm, since January 2019. Ms. Bhasin has served as an independent director of media company Shutterstock, Inc. since August 2019 and served as an independent director of PropertyGuru Group Limited, a Singapore-based property technology company, from August 2021 to December 2024. From October 2015 to January 2019, Ms. Bhasin served as Chief Business Officer of Magic Leap, Inc., a digital technology company. Prior to such time, Ms. Bhasin was Senior Vice-President of Corporate Strategy and Business Development at media company SiriusXM Radio, a position she had held since 2010. From 2007 until 2010 Ms. Bhasin was General Manager, Strategic Partnerships and Personalization at technology company Dell, Inc., and from 2004 to 2007 she served as Vice President of Business Development at the media company EMI Music, North America.

Qualifications: Ms. Bhasin’s experience in the technology and media industries provide her with a unique perspective on our challenges and opportunities.

Current Directorships: Shutterstock, Inc.

Former Directorships: PropertyGuru Group Limited

Age: 52

Director since: 2016

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Alvin Bowles Jr.

Partner, artificial intelligence company AlphaAI, since December 2024; Vice-President, Global Business Group – Americas, technology company Meta Platforms, Inc. (formerly known as Facebook, Inc.), from May 2023 to October 2024; Global Vice-President, Partnerships & Business Engineering, Meta, January 2022 to May 2023; Vice-President, Global Marketing Solutions, Meta, January 2020 to January 2022; Head of Global Publisher Sales and Operations, Facebook, October 2015 to January 2020; CEO of media company GrabMedia, March 2011 to September 2015; SVP, Integrated Marketing & Brand Solutions, of media company BET, April 2007 to December 2010; Vice President Sales, Publisher, AOL Black Voices, of media and technology company AOL, April 2005 to April 2007; Vice President, Global Media Group, of entertainment company Time Warner Inc., January 2004 to April 2005.

Qualifications: Mr. Bowles brings operating experience in large, complex organizations as a result of his service as a senior executive of public and private companies, including those with a focus on digital media and technology.

Current Directorships: None

Former Directorships: None

Age: 51

Director since: 2017

Mark Fioravanti

Our President & Chief Executive Officer since January 2023; our President from March 2022 through December 2022; our President and Chief Financial Officer from March 2015 to March 2022; our Executive Vice President and Chief Financial Officer, June 2009 to March 2015; our Senior Vice President of Finance and Treasurer, June 2007 to March 2015; our Executive Vice President and President of our ResortQuest International subsidiary from March 2004 to June 2007; our Senior Vice President of Marketing, August 2002 to March 2004. Prior to joining us, Mr. Fioravanti served in a variety of roles with gaming company Harrah’s Entertainment, Inc.

Qualifications: Mr. Fioravanti’s day-to-day leadership as our CEO, and his many years of experience in the hospitality industry, provides him with a deep knowledge of our operations and a unique insight into our challenges and opportunities.

Current Directorships: None

Former Directorships: None

Age: 63

Director since: 2022

William E. Haslam

Private Investor, since 2019. From 2011 to 2019, Mr. Haslam served as Governor of the State of Tennessee. From 2003 until 2011, Mr. Haslam served as the Mayor of Knoxville, Tennessee. From 1999 until 2001, Mr. Haslam served as Chief Executive Officer of the e-commerce and catalog division of retailer Saks Fifth Avenue. From 1980 until 1999, Mr. Haslam served in a variety of roles with travel center operator Pilot Corporation, eventually serving as President.

Qualifications: Mr. Haslam’s experiences as a senior executive in the public and private sectors brings managerial and operational expertise.

Current Directorships: None

Former Directorships: None

Age: 66

Director since: 2023

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Erin Mulligan Helgren

Chief Executive Officer of OfficeSpace Software, Inc., a privately-held enterprise software company, since April 2023. From November 2021 through December 2022, Ms. Helgren served as CEO and as a director of Bonterra, a public benefit corporation operating a social good software platform. Ms. Helgren served as CEO and as a director of information technology company Social Solutions LLC from April 2020 to November 2021. From September 2017 to March 2020, Ms. Helgren served as CEO of Calytera, an information technology company. Ms. Helgren previously spent 11 years at information technology company Dell, Inc., serving as (among other roles) Dell’s Global Chief Marketing Officer. Ms. Helgren also previously served as Chief Marketing Officer for solar company SunPower Corporation and technology company Bazaarvoice, Inc.

Qualifications: Ms. Helgren brings operations and marketing experience in large, complex organizations as a result of her service as a senior executive and director of public and private companies.

Current Directorships: Champion Homes, Inc.

Former Directorships: None

Age: 55

Director since: 2024

Christine Pantoya

Chief Revenue Officer and board member, technology company Kiswe Mobile Inc., since July 2023; Chief Commercial Officer and Head of Strategy, FANchise, an integrative fan-controlled sports league, from July 2020 to July 2023. Ms. Pantoya served as Non-Executive Partner, Delta Partners Group, an investment and advisory firm, from June 2019 to July 2023. Ms. Pantoya has also served as a senior advisor to multiple early-stage companies since January 2019. From November 2020 until June 2022 Ms. Pantoya served as Chief Financial Officer of Omnichannel Acquisition Corp., a consumer-technology focused SPAC. From January 2015 to October 2018, Ms. Pantoya served as SVP & Head of Mobile & Direct-to-Consumer for the National Basketball Association, a professional sports league. From April 2012 to January 2015, Ms. Pantoya served as VP of Corporate Development and Strategy for telecommunications company Verizon Communications. Prior to such time, Ms. Pantoya served in a variety of roles for telecommunications companies Cox Communications, Enhanced Wireless, Clearwire and Sprint Nextel.

Qualifications: Ms. Pantoya’s current and past roles with media and entertainment companies provide her with insights on the challenges and opportunities faced by our Entertainment business segment.

Current Directorships: None

Former Directorships: None

Age: 55

Director since: 2019

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Robert Prather, Jr.

President and Chief Executive Officer, Heartland Media, LLC, a television broadcasting company, since June 2013; Chief Executive Officer, Heartland Media Acquisition Corp., a media focused SPAC, March 2021 to August 2023; President and Chief Executive Officer, Allen Media Broadcasting, a television broadcasting company, February 2020 to June 2023; President and Chief Operating Officer, Gray Television, Inc., a television broadcasting company, September 2002 to June 2013; Executive Vice President, Gray Television, Inc., 1996 to September 2002; Chief Executive Officer, Bull Run Corporation (now Southern Community Newspapers, Inc.), a media and publishing company, 1992 to December 2005.

Qualifications: Mr. Prather’s history as a chief executive officer of media companies provides financial expertise, as well as operating experience in the media and entertainment industries. Mr. Prather also has considerable corporate governance experience through his service on the boards of other public companies.

Current Directorships: GAMCO Investors, Inc.

Former Directorships: Diebold Nixdorf, Inc.; Heartland Media Acquisition Corp.

Age: 80

Director since: 2009

Colin Reed

Executive Chairman of our Board since January 2023; our Chief Executive Officer from April 2001 through December 2022; Chairman of our Board from May 2005 through December 2022; our President from November 2012 to March 2015 and from April 2001 to November 2008; Member, three-executive Office of the President, gaming company Harrah’s Entertainment, Inc., May 1999 to April 2001; Chief Financial Officer, Harrah’s Entertainment, Inc., April 1997 to April 2001. Mr. Reed previously served in a variety of other management positions with Harrah’s Entertainment, Inc. and its predecessor, hotel operator Holiday Corp., from 1977 to April 1997.

Qualifications: Mr. Reed’s day-to-day leadership as Executive Chairman of our Board, as well as his many years of experience as our CEO and in the hospitality industry, provides him with deep knowledge of our operations and gives him unique insights into our challenges and opportunities.

Current Directorships: First Horizon National Corporation

Former Directorships: None

Age: 77

Director since: 2001

2025 NOTICE OF MEETING AND PROXY STATEMENT

Michael Roth

Executive Chairman (from January 2021 to December 2021), The Interpublic Group of Companies, a global marketing services company; Chairman (from July 2004 to December 2020) and Chief Executive Officer (from January 2005 to December 2020), The Interpublic Group of Companies; Chairman of the Board and Chief Executive Officer, The MONY Group Inc. (and its predecessor entities), a financial services company, 1997 to 2004.

Mr. Roth served as a Director Emeritus of the company from May 2021 until February 2022, when he rejoined our Board of Directors.

Qualifications: As a result of his past service as the chief executive officer and chairman of public companies, Mr. Roth brings a variety of experience and expertise to the Board, including in the areas of capital markets, accounting and corporate governance.

Current Directorships: None

Former Directorships: The Interpublic Group of Companies; Pitney Bowes, Inc.

Age: 79

Director since: 2022 (previous service as a director from 2004-2021)

2025 NOTICE OF MEETING AND PROXY STATEMENT
Board Meetings in 2024 and Director Attendance
In 2024 the Board met 5 times. Each of our incumbent directors standing for election who served as directors in 2024, including each of our independent directors, had at least 75% attendance at all Board and committee meetings in 2024.
Company Voting Recommendation
The Board unanimously recommends that our stockholders vote FOR each of our nominees.
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. A director nominee will be elected to the Board only if the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against such election). If an incumbent nominee for director fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board.
In the event any incumbent nominee for director does not receive the requisite majority vote, our Corporate Governance Guidelines and Bylaws provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding how to act upon the tendered resignation to the full Board, in light of the best interests of the company and its stockholders. The full Board will then act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose its decision regarding the tendered resignation and its rationale within 90 days of the certification of the election results. If the Board accepts the resignation, the nominee will no longer serve on the Board. If the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 2 (Advisory Vote on Executive Compensation)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to cast an advisory (non-binding) vote on our executive compensation for our named executive officers, or NEOs. Please read the Compensation Discussion and Analysis beginning on page 36 and the related compensation tables and narrative discussion appearing on pages 53 through 65, which provide more information on the compensation paid to our NEOs for 2024.
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. Our efforts in 2024 were focused on continued execution of our short-term operating plans and our long-term growth strategy in both our Hospitality and Entertainment business segments.
We continue to focus on our strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value. You can find more information about our 2024 financial and operating performance, and its impact on our compensation decisions, in the Compensation Discussion and Analysis beginning on page 36.
Company Voting Recommendation
For the reasons discussed above and in the Compensation Discussion and Analysis beginning on page 36, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this proxy statement.”
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this matter. If you abstain from voting on this matter, your abstention will have the same effect as a vote against the proposal. Broker non-votes will not impact the outcome of this matter. While this vote is advisory and therefore not binding on us, our Board and our Human Resources Committee value the opinions of our stockholders and will take into consideration the outcome of this vote when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Proposal 3 (Ratification of Independent Registered Public Accounting Firm
for 2025)
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the 2025 fiscal year. You can find more information about our relationship with Ernst & Young LLP on page 76 of this proxy statement.
Proposal 3 asks that our stockholders vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the 2025 fiscal year. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.
Company Voting Recommendation
Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposal.
The Board and the Audit Committee unanimously recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.

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Company Information

Corporate Governance
Our business is managed under the direction of our Board of Directors. The Board delegates the conduct of the business to our senior management team. In 2024 the Board met 5 times. Each of our incumbent directors standing for election who served as directors in 2024, including each of our independent directors, had at least 75% attendance at all Board and committee meetings in 2024.
We have adopted Corporate Governance Guidelines governing the conduct of our Board. The charters of our Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee and Risk Committee, as well as our Corporate Governance Guidelines, are all posted on our website at www.rymanhp.com (in the “Highlights” tab under “Governance” on the Investor Relations page).
We have also adopted a Code of Business Conduct and Ethics which is applicable to all employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on our website at www.rymanhp.com (in the “Highlights” tab under “Governance” on the Investor Relations page). We intend to post amendments to or waivers from our Code of Business Conduct and Ethics (to the extent applicable to our directors, principal executive officer, principal financial officer or principal accounting officer) at this location on our website.
We will provide a copy of our Corporate Governance Guidelines, our committee charters or our Code of Business Conduct and Ethics (and any amendments or waivers) to any stockholder or other person upon receipt of a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
Links to websites included in this proxy statement are provided as inactive textual references and solely for convenience purposes. Content on the websites, including content on our company website, is not part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.
Board Leadership Structure
The Board has determined that it is in the best interests of the company and its stockholders to have the positions of Chairman of the Board and Chief Executive Officer filled by different individuals. This leadership structure allows our Chief Executive Officer to focus on the company’s day-to-day operations, while allowing our Executive Chairman to lead the Board in providing advice and oversight to management. In this regard, both Mr. Fioravanti and Mr. Reed have extensive experience with the company, and the Board believes that its leadership structure provides the Board with an optimal use of their combined extensive knowledge of our industry and enables clear communication between management and the Board.
The Board believes that Mr. Reed’s lengthy experience in the hospitality industry, including his service as our Chief Executive Officer from April 2001 through December 2022, uniquely qualify him to serve as our Executive Chairman. In addition to his extensive knowledge of our industry, Mr. Reed possesses an understanding of both the opportunities and challenges we face. The Board believes that Mr. Reed is best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most important matters facing the company. The Board also believes that Mr. Reed’s role ensures clear accountability, enhances our ability to articulate our strategy and message to our employees, stockholders and business partners and enables decisive overall leadership.
The Board believes that various practices and policies of the company ensure that independent members of the Board provide appropriate oversight, consultation and involvement. In particular, the Board continues to believe that it is important to continue to have an Independent Lead Director who will play an active role and oversee many of the functions that an independent chair would otherwise perform. The Board has adopted a description of the duties of the Independent Lead Director, which is posted on our

2025 NOTICE OF MEETING AND PROXY STATEMENT
website at www.rymanhp.com (in the “Highlights” tab under “Governance” on the Investor Relations page). Pursuant to this description, the Chairman of the Nominating and Corporate Governance Committee serves as the company’s Independent Lead Director, and that individual is currently Michael Roth.
Some of the primary functions of the Independent Lead Director are:
•
To call, convene and chair meetings of the non-management directors or independent directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Executive Chairman;

•	To coordinate and develop the agenda for and chair executive sessions of the independent directors;
•	To coordinate feedback to the Executive Chairman on behalf of independent directors regarding business issues and management;
•	To be available, as appropriate, for direct communication with major stockholders who request such a communication; and
•
To perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors, or by the Executive Chairman.

Each of our incumbent directors other than Mr. Reed and Mr. Fioravanti is independent, and the Board believes that the independent directors coupled with the Independent Lead Director provide effective oversight of management. Our non-management directors meet regularly in scheduled executive sessions, and the Independent Lead Director presides at these executive sessions. Following an executive session of our non-management directors, the Independent Lead Director acts as a liaison between the non-management directors and the Executive Chairman regarding any specific feedback or issues, provides the Executive Chairman with input regarding agenda items for Board and committee meetings, and coordinates with the Executive Chairman regarding information to be provided to our non-management directors in performing their duties. The Board believes that this approach appropriately and effectively complements Mr. Reed’s Executive Chairman role.
Although we believe that the current structure described above is appropriate in the current circumstances, the Board retains the authority to modify this structure to best address our circumstances, if and when appropriate.
Board Attendance at Annual Meeting of Stockholders
We strongly encourage each member of the Board to attend the Annual Meeting of Stockholders in person. We conducted the 2024 Annual Meeting in a hybrid manner permitting stockholders to formally attend either in person or virtually in a manner compliant with Delaware law. All directors then in office attended the 2024 Annual Meeting in person.
As described on page 81, the company plans to host the 2025 Annual Meeting in a “hybrid” format, with attendees expected to be able to formally attend the upcoming Annual Meeting either in person or virtually. The company currently expects that all directors will attend the upcoming Annual Meeting in person.
Independence of Directors
Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2025. Our Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also from the standpoint of persons or organizations with which the director has an affiliation. In making its determination, the Board adheres to the requirements of, and applies both the objective and subjective standards set forth by, the NYSE (as set forth in Section 303A.02 of the NYSE listed company manual), as well as the requirements and standards of the SEC and other applicable laws and regulations.
During this review, the Board considered whether there are or have been any transactions and relationships between each director, or any member of his or her immediate family, and the company and its subsidiaries and affiliates. The Board also examined whether there are or have been any transactions and relationships between the incumbent directors, or their affiliates, and members of the company’s senior management or their

2025 NOTICE OF MEETING AND PROXY STATEMENT
affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent.
As part of this review, the Board considered Mr. Roth’s prior service as a Director Emeritus of the company from May 2021 to February 2022, pursuant to which Mr. Roth received $55,000 in compensation in 2021 and $27,500 in compensation in 2022. The Board also considered the transaction between the company and Mr. Haslam in 2024 described in Certain Transactions—Related Party Transactions below. The Board determined that these transactions did not impair either Mr. Roth’s or Mr. Haslam’s independence. Except as set forth above, the Board concluded that no other transactions or relationships involving directors relevant to such independence determination existed.
As a result of this review, the Board affirmatively determined that, with the exception of Colin Reed and Mark Fioravanti, all of our directors who served in 2024 and all of our incumbent directors are independent of the company and its management.
Committees of the Board
The Board maintains 4 standing committees, an Audit Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and Risk Committee, to facilitate and assist the Board in the execution of its responsibilities.
Audit Committee
The current members of the Audit Committee are Robert Prather (Chair), Erin M. Helgren and Christine Pantoya.
The committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee is responsible for, among other things:
•
overseeing the integrity of our financial information, the performance of our internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	meeting with our independent registered public accounting firm and with our vice-president of internal audit concerning, among other things, the scope of audits and reports; and
•	reviewing the audit plan of our independent registered public accounting firm and the results of its audits.
The Board has determined that all the members of the committee are financially literate pursuant to the NYSE rules. The Board also has determined that Mr. Prather is an “audit committee financial expert” within the meaning stipulated by the SEC.
In 2024, the committee met 7 times.
Human Resources Committee
The current members of the Human Resources Committee are Christine Pantoya (Chair), William Haslam, Robert Prather and Michael Roth.
The committee is responsible for, among other items:
•
reviewing and approving, at least annually, all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•
reviewing and approving annually the corporate goals and objectives relative to the CEO’s compensation, evaluating the CEO’s performance in light of those objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•
reviewing and approving annual compensation, fees and benefits (as applicable) of directors, and administering and granting awards under cash- and equity-based incentive plans for executive officers and directors;

•	reviewing and approving compensation for executive officers and directors (subject to, in the case of director compensation, approval by the full Board); and
•	administering the Recoupment Policy (as defined below).

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The committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team to allow such grants to be made in a timely manner, as the committee generally only meets on a quarterly basis. Equity grants under this delegation of authority may only be made as initial equity grants to newly hired executives (other than officers subject to Section 16 of the Exchange Act) and on the same terms and conditions as were applied by the committee in its most recent prior equity grants. In addition, equity grants under this delegation of authority to any one executive are limited to 6,250 RSUs and must be ratified by the committee.
The committee has engaged Aon as its compensation consultant since 2013. The committee has determined that no conflict of interest exists between Aon and the company (including the company’s Board members and company management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. In 2024 neither Aon nor any affiliate of Aon provided any services to the company or its affiliates apart from its engagement by the committee described above.
For additional information regarding the committee’s processes and procedures for considering and determining executive compensation, including the role of executive officers in determining the amount or form of executive compensation, see Compensation Discussion and Analysis below.
In 2024, the committee met 4 times.
Compensation Committee Interlocks and Insider Participation
The Human Resources Committee (which functions as our compensation committee) is comprised entirely of independent directors. In addition, there are no relationships among our executive officers, members of the committee or entities whose executives serve on the Board or the committee that require disclosure under applicable regulations of the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Michael Roth (Chair), Rachna Bhasin, Alvin Bowles, and William Haslam.
The committee is responsible for, among other things:
•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;
•	developing and recommending changes and modifications to our Corporate Governance Guidelines and our Code of Business Conduct and Ethics to the Board;
•	monitoring and enforcing compliance with our Corporate Governance Guidelines, certain provisions of our Code of Business Conduct and Ethics and other policies; and
•	advising the Board on corporate governance matters, including as appropriate obtaining updates on corporate governance developments from professional advisors.
In 2024, the committee met 5 times.
A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.
The committee annually reviews with the Board the company’s “Statement of Expectations of Directors.” This review includes an assessment of independence, diversity of experience and perspectives, age, skills and industry backgrounds in the context of the needs of the Board and the company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to actively participate in Board discussions and exemplify the highest standards of personal and professional integrity. In particular, the committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of our businesses.
The committee annually reviews the tenure, performance and contributions of existing Board members to the extent they are candidates for re-election, and considers all aspects of each candidate’s qualifications and skills in the context of the needs of the company at that point in time with a view to creating a Board with a diversity of experience and

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perspective. In addition, the committee’s charter gives it responsibility to develop and recommend criteria for the selection of new directors to the Board, including but not limited to diversity of experience and perspectives, age, skills, time availability and such other criteria as the committee shall determine to be relevant at the time.
Currently, the Board has four directors who are diverse, two of whom are racially and ethnically diverse, and three of whom are female.
Historically, the Board, based on the recommendations of the committee, has been successful in its director refreshment efforts. For example, all of our independent directors other than Mr. Prather and Mr. Roth (who re-joined our Board in 2022 after previously serving from 2004 to 2021) have joined our Board since 2016. This director refreshment process has resulted in a more diverse Board.
The committee also considers the impact of any changes in the employment of existing directors. In this regard, if a director changes employment, the director is required to submit a letter of resignation to the committee. The committee then reviews the director’s change of employment and determines whether the director’s continued service on the Board would be advisable as a result of such change. After completing this evaluation, the committee makes a recommendation to the full Board as to whether to accept the director’s resignation, and the Board makes a final determination of whether to accept the director’s resignation.
The committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. From time to time the committee may also engage a third party search firm to identify prospective Board members. The committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth in Submitting Stockholder Proposals and Nominations for 2026 Annual Meeting.
Once the committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The committee then evaluates the prospective nominee against the following standards and qualifications:
•	the ability of the prospective nominee to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and
•	the extent to which the prospective nominee contributes to the range of knowledge, diversity, skill and experience appropriate for the Board.
The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, will interview the prospective nominee in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to whether this prospective nominee and any other prospective nominees should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.
New directors participate in an orientation program that includes discussions with senior management, their review of background materials on our strategic plan, organization and financial statements and visits to our facilities. We encourage each director to participate in

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continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.
Risk Committee
The current members of the Risk Committee are Rachna Bhasin (Chair), Alvin Bowles, and Erin M. Helgren.
The committee, which was formed in the second quarter of 2025, is responsible for, among other things:
•	coordinating the Board’s oversight of the company’s assessment and management of key enterprise risks, including the adequacy and effectiveness of our enterprise risk management program;
•	monitoring and overseeing our information security risk mitigation efforts;
•	monitoring and overseeing our ESG program;
•	assessing our risk assessment and risk management policies; and
•	to the extent relating to risk oversight and management, review of the company’s capital allocation and growth strategies.
In 2024, the committee met 2 times.
Majority Voting Standard for Director Elections
Our Corporate Governance Guidelines and Bylaws provide for a majority voting standard in uncontested director elections. Under these provisions, any director nominee in an uncontested election will be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election at any meeting for the election of directors at which a quorum is present (with abstentions and broker non-votes not counted as votes cast either for or against such election). In addition, under our Corporate Governance Guidelines, each director agrees, by serving as a director or by accepting nomination for election as a director, that if while serving as a director he or she fails to receive the required majority vote in a director election, he or she will tender his or her resignation as a director for consideration by the Nominating and Corporate Governance Committee and, ultimately, the Board, as described below.
In the event any incumbent director nominee does not receive the requisite majority vote, our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will evaluate the circumstances of the failed election and will make a recommendation regarding the director’s resignation to the full Board and will evaluate the resignation in light of the best interests of the company and its stockholders in determining whether to recommend accepting or rejecting the tendered resignation, or whether other action should be taken. Thereafter, the Board will act upon the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and will publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. In such event, if the Board accepts the resignation, the nominee will no longer serve on the Board, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal.
Director Refreshment
The Board does not believe in imposing term limits or a mandatory retirement age, as such policies may result in the loss of experienced directors who have developed expertise and insights into the company’s business, strategy and industry. The Board recognizes the importance of an appropriate balance of experience and fresh perspectives and considers the overall mix of age and tenure on the Board. The Nominating and Corporate Governance Committee evaluates, at least annually, the Board’s composition to ensure that the Board maintains complementary and diverse skill sets, perspectives, backgrounds and experiences for its continued effectiveness.
The Board intends to maintain an orderly turnover of members of the Board over time, with the goal of having a mix of years of tenure of Board members between those who have served longer term, medium term, or shorter term.
Director Emeritus Program
Our Board has created a Director Emeritus program to avail itself of the counsel of retiring directors who have

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made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as Director Emeritus for one or more one-year terms following the director’s retirement. A Director Emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director. We did not utilize the Director Emeritus program during 2024.
Director Commitments
The Board believes that all members of the Board should devote sufficient time and attention to their duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and director nominees have sufficient time and attention to devote to board duties, the Nominating and Corporate Governance Committee and the Board consider, among other things, whether directors serve on an excessive number of public company boards, a situation commonly referred to as “overboarding”.
CEO Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of CEO pay in 2024 to the median employee pay of all our employees, other than the CEO, calculated in accordance with Item 402(u) of SEC Regulation S-K. In making this calculation, we first identified the company’s median employee by examining the 2024 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2024, the last day of our payroll year.
We included all employees, whether employed on a full-time, part-time or seasonal basis (for purposes of this calculation, a total of 1,915 employees). We did not make any assumptions, adjustments or estimates with respect to total cash compensation, except that we annualized the compensation for all full- and part-time employees who were not employed by us for all of 2024. We selected total cash compensation for all employees as our compensation measure because we do not widely distribute annual equity awards to employees. We then identified the company’s median employee based on total cash compensation, and we determined that such median employee served as a retail associate in a venue in our Entertainment business segment and averaged an approximate 35-hour work week during 2024.
As required by SEC rules, for purposes of calculating the pay ratio, pay for the median employee and for Mr. Fioravanti, who served as our CEO as of December 31, 2024, were determined using the methodology set forth in our 2024 Summary Compensation Table. Using this methodology, we determined that a reasonable estimate of the 2024 total compensation of our median employee was $32,797 and that the 2024 total compensation of our CEO was $5,754,274.
In addition to the pay ratio disclosure required by the Dodd-Frank Act, we believe that it is also important to take into consideration:
•
the nature of our overall employee base, which contains a small number of full-time employees dedicated to our hospitality REIT business segment and a larger number of full- and part-time employees working in our Entertainment business segment (with many of our part-time employees only working a few hours each week at various times to service the numerous concerts and other events at our entertainment venues); and

•	the fact that, unlike many chief executives, our CEO oversees two lines of business, a hospitality REIT and an entertainment operating company.

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We continue to believe that it is appropriate to provide two additional supplemental calculations that reflect the pay ratio of the total compensation of our CEO to (1) the total compensation of the median of all full-time employees, and (2) the total compensation of the median of the full-time employees of our REIT entity (comprising our Hospitality business segment) Accordingly, we determined that the following were reasonable estimates of the pay ratio required to be disclosed by Item 402(u) of SEC Regulation S-K, as well as the supplemental pay ratios described above:

Dodd-Frank Act Pay Ratio Information
CEO to Median Employee Pay Ratio (Calculated in Accordance with Item 402(u) of SEC Regulation S-K)	176:1
Supplemental Pay Ratio Information(1)
CEO to Median Employee Pay Ratio (Full-Time Employees Only)(2)	111:1
CEO to Median Employee Pay Ratio (Full-Time REIT Employees Only)(3)	46:1

(1)
The supplemental ratios listed above were calculated based on the total compensation paid to our CEO and to the median employees identified above using the methodology set forth in our 2024 Summary Compensation Table below.

(2)
For purposes of calculating this supplemental pay ratio, only full-time employees of the company as of December 31, 2024 (a total of 1,038 employees) were included in the determination of the median company employee.

(3)
For purposes of calculating this supplemental pay ratio, only full-time employees employed by our REIT entity (comprising our Hospitality business segment) as of December 31, 2024 (a total of 100 employees) were included in the determination of the median company employee.

In designing our CEO’s compensation in 2024, our Human Resources Committee was mindful of the need to provide a market-competitive compensation package with a significant element of equity-based and performance-based compensation (not generally available to our employee base), which the committee believes is in the best interests of the company and its stockholders. Additionally, the committee monitors management’s determination of compensation at all levels of the company (including through pay surveys and other market assessments), based on each employee’s position, skill level and experience, and the committee believes that our compensation practices as a whole are fair and competitive with others in the marketplace.
Compensation Clawback
Our Board has adopted the Ryman Hospitality Properties, Inc. NYSE Executive Compensation Recoupment Policy (the “Recoupment Policy”) in accordance with the requirements of Exchange Act Rule 10D-1 and the corresponding NYSE listing standards. The Recoupment Policy, which applies to current and former executive officers, provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the company with any financial reporting requirements under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
The Recoupment Policy provides that promptly following such an accounting restatement, the Human Resources Committee will determine the amount of erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers that exceeds the amount of incentive-based compensation that otherwise would have been received if it had been determined based on the restated amounts, computed without regard to taxes paid. Subject to certain exceptions in the Recoupment Policy, we will reasonably promptly require the recoupment of such erroneously awarded compensation from the applicable current and former executive officers. The Recoupment Policy provides that the Human Resources Committee may determine, in its sole discretion, the method(s) for recouping any erroneously awarded incentive-based compensation, which may include taking any remedial and recovery actions permitted by applicable legal requirements and the rules and regulations of the NYSE, as determined by the Human Resources Committee.
In addition, Section 304 of the Sarbanes-Oxley Act of 2002 requires the recovery of incentive awards in certain circumstances. If we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, Section 304 of the Sarbanes-Oxley Act provides that our CEO and CFO will be required to reimburse us for (1) any bonus or other incentive- or

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equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during such 12 month period.
Our 2024 Omnibus Incentive Plan provides that any award made to a participant under the plan will be subject to mandatory repayment by the participant to us to the extent required by (a) any award agreement, (b) the Recoupment Policy or any “clawback” or recoupment policy adopted by the company to comply with the requirements of any applicable laws, rules or regulations, including final SEC rules adopted pursuant to Section 954 of the Dodd-Frank Act, or otherwise, or (c) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.
Board’s Role in Risk Oversight
The Board as a whole has responsibility for oversight of the company’s enterprise risk management function, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is made possible by a management report process that is designed to provide both visibility and transparency to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this regard, each committee meets in executive session with key management personnel and representatives of outside advisors (for example, our vice-president of internal audit meets in executive session with the Audit Committee). The areas of focus of the Board and its committees include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, information technology security programs (including cybersecurity), ESG/corporate social responsibility, political and reputational risks.
The Board and its committees oversee risks associated with their respective principal areas of focus, as outlined below:

Board/ Committee	Primary Areas of Risk Oversight
Board of Directors:
Enterprise risk management, including competitive, operational, strategic, financial and execution risks associated with the annual operating plan and the long-term plan; major litigation and regulatory exposures; acquisitions and divestitures; senior management succession planning; and other current matters that may be material risks to the company.

Risk Committee:
Risks and exposures associated with ESG issues (including sustainability and corporate social responsibility), information technology security programs (including cybersecurity), and to the extent relating to risk oversight and management, capital allocation and growth strategies.

Audit Committee:	Risks and exposures associated with financial matters, including financial reporting, tax, accounting, disclosure, internal control over financial reporting, and financial policies.
Nominating and CG Committee:	Risks and exposures relating to corporate governance and director succession planning.
Human Resources Committee:	Risks and exposures associated with human capital management, leadership assessment, management succession planning and compensation programs.

We believe that the Board’s role in risk oversight is facilitated by the leadership structure of the Board. In this regard, we believe that a separation of the positions of Chief Executive Officer and Chairman of the Board provides the Board with a valuable perspective that combines the extensive knowledge of our industry possessed by Mr. Reed and Mr. Fioravanti.

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We believe that this leadership structure allows Mr. Fioravanti to focus on managing the company’s business in his role as Chief Executive Officer and allows Mr. Reed to focus on leading the Board in his role as Executive Chairman, combining his operational experience as a member of management with the oversight focus of a member of the Board. We also believe that the division of risk management-related roles among the company’s full Board, Risk Committee, Audit Committee, Nominating and Corporate Governance Committee and Human Resources Committee as noted above fosters an atmosphere of significant involvement in the oversight of risk at the Board level and complements our risk management policies.
The Board, in executive sessions of non-management directors (which are presided over by the company’s Independent Lead Director), also considers and discusses risk-related matters. This provides a forum for risk-related matters to be discussed without management or the Executive Chairman of the Board present. The company’s Independent Lead Director acts as a liaison between the company’s Executive Chairman of the Board and the company’s independent directors to the extent that any risk-related matters discussed at these executive sessions require additional feedback or action.
In setting compensation, the Human Resources Committee also considers the risks to our stockholders that may be inherent in our compensation programs. We believe that our compensation programs are appropriately structured and provide for a suitable balance between long-term and short-term compensation and have an appropriate performance-based and “at risk” component. We also believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.
Information Security Risk Oversight
Given the importance of information technology security to our company, the Risk Committee receives regular reports from our chief information officer (“CIO”) and our vice-president of internal audit regarding our program for managing our information security risks, including data privacy and protection risks we face. In addition, our CIO and vice-president of internal audit meet quarterly with the Risk Committee to inform them of current cybersecurity risks and threats, as well as cybersecurity enhancement projects. Our information security risk mitigation efforts, which are overseen by the Risk Committee, include required monthly cybersecurity training for all employees with company accounts and annual training for service-related employees on cybersecurity topics including social engineering (e.g., phishing), ransomware, denial of service or information, and other security breach tactics. Additionally, on a quarterly basis, our management-level Enterprise Risk Management Committee, which includes our chief financial officer, our CIO and a Certified Information Systems Auditor, presents all of our top organizational and operational risks, including information security-related risks, focus areas and accomplishments throughout our various businesses to the Risk Committee. Finally, the Risk Committee provides a report to the full Board at least annually relating to matters relating to its areas of responsibility.
Environmental, Social and Governance
Environmental, Social and Governance Program
We have created an ESG program, as we believe such a program is an integral part of our operating strategy. The Risk Committee of the Board oversees our ESG program efforts. We also have a management-level ESG steering committee, which supports our commitment to ESG and other public policy matters.
The pillars of our ESG program are as follows:
•
Good Corporate Governance. As described more fully in Corporate Governance Highlights on page 9, we strive to maintain good corporate governance practices, which we believe are a key component in the creation of stockholder value.

•	Environmental Sustainability. Our focus on sustainability is exemplified by our commitment to the following four principles:
•	Conservation, including through energy and water conservation and reduction of waste;
•	Preservation, including through preserving the natural and cultural heritage of the locations of our properties;
•	Personification, including putting people first by investing in them and facilitating a people-centric culture in our businesses; and

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•	Innovation, including the pursuit of sustainable growth by enhancing the value of our brands and assets through investments, technology and environmental best practices.
We also believe it is important to address climate and resource issues by measuring our progress in improving the environmental footprint of our hotel properties. Specifically, we have worked with Marriott, the operator of our hotel properties, to establish baselines for our energy, water and waste usage for our hotel portfolio and to establish annual goals with respect to such usage. We also continue to work with Marriott to implement new, and to expand existing, programs at our hotels to minimize risk and enhance value.
•
Corporate Citizenship. We strive to be a good corporate citizen through financial and volunteer support of worthy causes, as well as through direct community engagement. Our charitable foundation, which has a primary focus on youth, education and the arts, supports many organizations in the communities in which we operate, including the PENCIL Foundation and YMCA of Middle Tennessee’s Camp Widjiwagan.

We also believe it is important to ensure the safety of our employees and guests, to uphold labor rights and take steps to prevent sexual harassment of our employees. Finally, we think it is important to respect and uphold fundamental human rights, and to work to eradicate modern slavery from the industries in which we operate and the supply chains of those industries.
•
Human Capital Management. We continue to focus our efforts on hiring the best talent and embracing inclusion within our workplace. We have a strong track record of fair employment practices, and we strive to create an inclusive experience for all employees through employee programs, open communication and satisfaction surveys. We continue to identify and showcase diverse talent in our entertainment venues and foster an inclusive employment environment through our human resources processes (including training, leadership development and talent reviews). We are committed to achieving our business goals and objectives by rewarding performance, cultivating our people-first culture and focusing on employee well-being.

Workforce Composition and Minority Representation
We are committed to equal employment opportunity (EEO), and it is our policy to provide EEO to all persons regardless of race, color, religion, sex (i.e., pregnancy, gender identity, or sexual orientation), national origin, age, mental and/or physical disability, genetic information or military status.
We have provided more information about our workforce in our 2023 year-end ESG report, described below.
ESG Program Report
For more information about our ESG program, including our 2023 year-end ESG report (which was published in the third quarter of 2024 and which provides a detailed overview of our ESG efforts and progress) and our ESG steering committee charter, please visit our website at:
https://rymanhospitalitypropertiesinc.gcs-
web.com/sustainability/sustainability-reports
We expect to publish our 2024 year-end ESG report, providing an update on our ESG efforts and progress to date, in the third quarter of 2025.
Insider Trading Policy
The Board has adopted an insider trading policy governing transactions in our securities by our directors, officers and employees of the company. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. Our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with SEC on February 21, 2025.
In addition, we also follow procedures for the repurchase of our securities, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.

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Restrictions on Hedging and Pledging of Company Stock
Our insider trading policy restricts our executive officers and directors from engaging in any transactions designed to hedge or otherwise offset any decrease in the fair market value of our equity securities. Our insider trading policy also prohibits executive officers and directors from pledging or otherwise encumbering a significant amount of equity securities (generally defined as the lesser of 0.50% of our outstanding equity securities or 10% of the equity securities owned by the individual) without prior approval of the Human Resources Committee.
As of January 31, 2025, no directors or executive officers have entered into pledges or otherwise encumbered their shares of company stock in excess of such limitation.
Proxy Solicitation
We are soliciting proxies for use at the 2025 Annual Meeting, including any postponements or adjournments thereof. We will bear the cost of soliciting proxies for the 2025 Annual Meeting. We have retained Morrow Sodali LLC to assist in the solicitation and will pay them approximately $6,000. Our officers may also solicit proxies by mail, telephone, e-mail or facsimile transmission, but we will not reimburse them for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials.
Stockholder Outreach
We believe that our relationship with our stockholders is an important part of our corporate governance program. Our stockholder and investor outreach generally includes investor road shows, analyst meetings, investor days and investor conferences and meetings. We also communicate with our stockholders through our SEC filings (including our annual report and proxy statement), press releases and our website. In addition, our conference calls for quarterly earnings releases are available to anyone in real time and on an archived basis. During 2024 we also reached out to 30 of our largest stockholders who have a policy of engaging with portfolio companies, representing approximately 71% of our outstanding shares, to engage in a dialogue regarding their areas of focus and concern.
During this annual engagement, the primary topics discussed with our stockholders were our board governance structure, our climate-related risks and opportunities and our executive compensation programs. The feedback received from this engagement effort is communicated to and considered by the Board.
Communications with the Board of Directors
Stockholders, employees and others interested in communicating with the Board (including with the non-management directors as a group) may write to Ryman Hospitality Properties, Inc., Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. The Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may review a log of all correspondence addressed to members of the Board and request copies of any such correspondence.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with our Independent Lead Director, individual independent directors or the independent directors as a group by email at boardofdirectors@rymanhp.com.

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Stock Ownership
The table below lists the beneficial ownership of our common stock as of March 25, 2025 (unless otherwise noted) by all directors, director nominees, each of our NEOs, and the directors, director nominees and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of our common stock, as obtained from SEC filings. The percentages shown are based on outstanding shares of common stock as of March 25, 2025. Unless otherwise noted, the address for each person listed is our principal office.
Beneficial Stock Ownership of Directors, Executive Officers and Large Stockholders Table

Name	Shares Owned(1)	Director Deferred Restricted Stock Units(2)	Stock Options Exercisable	Total Shares Owned	% of Total Outstanding
Rachna Bhasin, Director	8,514(3)	—	—	8,514(3)	*
Alvin Bowles, Director	3,862(3)	2,138	—	3,862(3)	*
Mark Fioravanti, NEO & Director	276,974	—	—	276,974	*
William E. Haslam, Director	23,977(3)	—	—	23,977(3)	*
Erin M. Helgren, Director	1,187(3)	—	—	1,187(3)	*
Christine Pantoya, Director	6,325(3)	1,187	—	6,325(3)	*
Robert Prather, Director	3,960	37,796	—	3,960	*
Colin Reed, NEO & Director	1,421,339(4)	—	—	1,421,339(4)	2.4%
Michael Roth, Director	42,102(3)	—	—	42,102(3)	*
Jennifer Hutcheson, NEO	30,282	—	—	30,282	*
Patrick Chaffin, NEO	28,222	—	—	28,222	*
Scott Lynn, NEO	36,114	—	—	36,114	*
All directors and executive officers (as a group)	1,882,858	41,121	—	1,882,858	3.1%
The Vanguard Group	8,243,727(5)	—	—	8,243,727	13.7%
BlackRock, Inc.	6,572,037(6)	—	—	6,572,037	11.0%
Principal Real Estate Investors, LLC	3,020,950(7)	—	—	3,020,950(7)	5.0%

*	Less than one percent.
(1)
With respect to our NEOs, directors, director nominees and executive officers, this column includes shares of common stock issuable upon the vesting of RSUs that will vest prior to May 25, 2025. For a listing of the RSUs held by NEOs, see Outstanding Equity Awards at 2024 Fiscal Year End below. For a listing of the RSUs held by non-employee directors, see Director Compensation below.

(2)	Represents RSUs awarded to directors which have vested but receipt has been deferred. Also includes RSUs issued in lieu of cash director fees to participating directors. Directors may elect to defer receipt of RSUs awarded under our current and former omnibus incentive plans until either a specified date or the director’s retirement or resignation from the Board. This column reflects shares issuable to each director at the end of the applicable deferral period.
(3)
For Ms. Bhasin, Mr. Bowles, Mr. Haslam, Ms. Helgren, and Mr. Roth, includes 1,187 shares each issuable upon the vesting of RSUs prior to May 25, 2025. For Ms. Pantoya, includes 1,352 shares issuable upon the vesting of RSUs prior to May 25, 2025.

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(4)
Includes 704,491 shares credited to Mr. Reed’s SERP, as defined in Other Compensation Information—Nonqualified Deferred Compensation below. Mr. Reed does not have voting or investment power with respect to these shares, and his sole right is to receive these shares upon termination of employment in accordance with the terms of his employment agreement.

(5)
Based solely on information in Amendment Number 11 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, in which it reported that as of December 29, 2023 it had shared voting power with respect to 155,496 shares, sole dispositive power with respect to 8,026,775 shares and shared dispositive power with respect to 216,952 shares. The address for the reporting persons is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
Based solely on information in Amendment No. 14 to Schedule 13G filed with the SEC on January 24, 2024 by BlackRock, Inc., in which it reported that as of December 31, 2023 it had sole voting power with respect to 6,152,088 shares and sole dispositive power with respect to 6,572,037 shares. The address for the reporting person is 50 Hudson Yards, New York, New York 1001. Includes shares beneficially owned by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland, Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canda Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd.
(7)
Based solely on information in Schedule 13G filed with the SEC on November 13, 2024 by Principal Real Estate Investors, LLC, in which it reported that as of September 30, 2024 it had shared voting and dispositive power with respect to 3,020,950 shares. The address for the reporting person is 801 Grand Avenue, Des Moines, Iowa 50392.

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Compensation Discussion and Analysis
Executive Summary
Overview
Our executive compensation programs are designed to attract, retain and motivate qualified, knowledgeable and talented executives who are capable of performing their responsibilities. In designing our executive compensation programs, our goals are to ensure that:
•
A significant portion of the total compensation paid to each named executive officer, or NEO, is in the form of “at risk” pay in order to create proper incentives for our executives to achieve corporate and individual objectives and to both maximize stockholder value over the long-term and to align pay with stockholders’ interests;

•	A strong pay-for-performance philosophy synchronizes incentive payments with actual financial and business results relative to performance expectations;
•	Our pay decisions are transparent to all stakeholders and tethered to sound governance measures; and
•	Total compensation opportunity throughout our organization is market competitive to support recruitment and retention.
Our corporate objectives are to continue to increase funds available for distribution to our stockholders and to create long-term stockholder value. Consistent with these goals and objectives, the Human Resources Committee, which acts as our compensation committee, has developed and approved an executive compensation program providing for a range of compensation levels for our NEOs with the intent of rewarding strong performance and reducing compensation when our performance objectives are not achieved.
For purposes of this Compensation Discussion and Analysis, our NEOs during 2024 were:
•	Mark Fioravanti, our President & Chief Executive Officer (our principal executive officer).
•	Colin Reed, our Executive Chairman of the Board of Directors.
•	Jennifer Hutcheson, our Executive Vice President & Chief Financial Officer (our principal financial officer).
•	Patrick Chaffin, our Executive Vice President & Chief Operating Officer – Hotels.
•	Scott Lynn, our Executive Vice President & General Counsel.

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Company Highlights—2024 Financial and Operating Highlights
Our financial results in 2024 represented an improvement from 2023, due to continued improvement in our hospitality segment results (as well as a full year of operations from the JW Marriott Hill Country), and increased levels of activity in our entertainment segment (including the operating results of our Ole Red Las Vegas venue). In light of these conditions, our total revenue increased approximately 8.4% from 2023 ($2.34 billion in 2024, as compared to $2.16 billion in 2023), and in 2024 we generated:
•	consolidated net income of $280.2 million (as compared to consolidated net income of $341.8 million in 2023); and
•
consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture(1) of $726.0 million (as compared to consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture of $660.9 million in 2023).

Our efforts in 2024 were focused on continued execution of our short-term operating plans and our long-term growth strategy in both our Hospitality and Entertainment business segments. We continue to focus on our strategic objectives of increasing funds available for distribution to our stockholders and creating long-term stockholder value.
(1)
Consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture is a non-GAAP financial measure. For a definition of consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe consolidated Adjusted EBITDAre, excluding non-controlling interest in consolidated joint venture presents useful information to investors, see Appendix A.

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Company Highlights—Total Stockholder Return
The following chart shows how a $100 investment in our common stock on December 31, 2019 would have grown to $134.83 on December 31, 2024, with dividends reinvested quarterly. The chart also compares the TSR of our common stock to the same investment in the S&P 500 Index and the FTSE NAREIT Equity REITs Index over the same period, with dividends reinvested quarterly.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Ryman Hospitality Properties Inc, the S&P 500 Index, the FTSE Nareit Equity REITs Index,

$250
$200
$150
$100
$50
$0
12/19
12/20
12/21
12/22
12/23
12/24
Ryman Hospitality Properties Inc
S&P 500
FTSE Nareit Eauity REITs

*$100 invested on 12/31/19 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.
Copyright© 2025 Standad & Poor’s, a division of S&P Global. All rights reserved.
The stock price performance included in this graph is not necessarily indicative of future stock price performance.

	12/19	12/20	12/21	12/22	12/23	12/24
Ryman Hospitality Properties, Inc.	$100.00	$80.26	$108.93	$97.30	$136.43	$134.83
S&P 500	$100.00	$118.40	$152.39	$124.79	$157.59	$197.02
FTSE NAREIT Equity REITs	$100.00	$92.00	$131.78	$99.67	$113.35	$123.25

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Company Highlights—Compensation Practices
In designing our compensation programs, we are mindful of the risks to our stockholders that may be inherent in our compensation programs, and we attempt to utilize compensation practices that mitigate these risks. In designing our compensation programs, we also have considered feedback from our investors and other relevant third parties. Our compensation program includes the following compensation practices:
•
Pay for Performance—We tie pay to performance in a manner that we believe advances our stockholders’ interests by paying a significant portion of our NEOs’ total compensation opportunities in the form of variable compensation payable upon the performance of short- and long-term performance targets.

•
Design of Our Short-Term Cash Incentive Compensation Program—As described below under 2024 Short-Term Cash Incentive Compensation, our annual short-term cash incentive compensation plan is performance-based, and the plan does not have minimum payout levels (i.e., all of this compensation is “at risk”). For 2024, our annual short-term cash incentive compensation plan was based on the achievement of the financial goals described below under 2024 Short-Term Cash Incentive Compensation.

Each NEO was awarded 2024 short-term cash incentive compensation at 104.8% of the target payout level as a result of our achievement of the financial objectives outlined below under 2024 Short-Term Cash Incentive Compensation. A discretionary award was made to each of Mr. Fioravanti and Mr. Reed as a result of their respective individual contributions to our financial and operating results in 2024, as more fully described below under 2024 Short-Term Cash Incentive Compensation.
•
Design of Our Long-Term Equity Incentive Compensation Program—As described below under 2024 Long-Term Equity Incentive Compensation, a significant portion of our NEOs’ annual long-term incentive compensation is in the form of performance-based RSUs which vest based on our achievement of TSR compared to the TSR of a designated peer group, combined with a group of additional comparable companies selected from the FTSE NAREIT Lodging Resorts Index. There is no minimum payout level associated with these performance-based RSU awards (i.e., all of this compensation is “at risk”), and there is also a cap on the total amount of compensation which may be earned in connection with these performance-based awards.

We believe as a general matter that “mid-stream” changes should not be made to previously granted performance-based awards. Accordingly, no changes were made in 2024 to previously-granted performance-based awards.
•
Meaningful Stock Ownership and Retention Guidelines for Executives and Directors—Our stock ownership guidelines require meaningful levels of stock ownership by our executives (including 6x base salary for our CEO) and directors. In addition, any officer or director who does not meet the applicable stock ownership guideline (regardless of any compliance grace period) must hold at least 50% of the net shares received in any RSU vesting. See Stock Ownership and Retention Guidelines below.

•
No “Single Trigger” Cash Payments Upon a Change of Control—As described in Post-Termination Benefits below, the employment and severance arrangements with our NEOs require a “double trigger” (requiring both a change of control and termination of employment) for cash severance payments following a change of control.

•
No Tax “Gross Ups” For Severance Payments—As described in Post-Termination Benefits below, we do not provide excise or other tax “gross up” payments in connection with any severance payment made to an NEO.

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2024 Compensation Summary
The charts below illustrate the balance of the elements of target total compensation(1) during 2024 for Mr. Fioravanti, who served as our CEO during 2024, and the average of the other NEOs.

As the charts above indicate, a significant portion of our NEO’s target total compensation is performance-based and tied to stock performance, thus aligned with the interests of our stockholders. Target total compensation for our CEO is weighted more toward long-term incentives than the other NEOs, as the Human Resources Committee wants to encourage our CEO to focus on our long-term growth.
(1)
Percentage of total compensation as calculated above is based on the 2024 base salary and the value of executive-level perquisites paid to the NEO which were not paid generally to all employees, the 2024 short-term cash incentive compensation plan award (assuming achievement at the target performance level (awards were paid at 104.8% of the target performance level based on 2024 performance pursuant to the terms of the 2024 short-term cash incentive compensation plan; in addition discretionary cash bonuses were paid to each of Mr. Fioravanti and Mr. Reed, as described below)), the grant date fair value of the performance-based RSU awards granted in February 2024 to each NEO (assuming vesting at the target achievement level), and the grant date fair value of the time-based RSU awards granted in February 2024 to each NEO. Each compensation element is outlined in more detail below in the 2024 Summary Compensation Table.

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Our Compensation Program
The key elements of the compensation program for our executive officers are:

Compensation Element	Key Characteristics	Why We Pay This Element	Considerations in Determining the Amount of Pay	2024 Decisions
Base Salary	• Fixed compensation. • Payable in cash. • Reviewed annually and adjusted when appropriate.	• To attract and retain qualified executives. • Compensate for roles and responsibilities.	• Level of responsibility. • Individual skills, experience and performance.
Mr. Fioravanti received a 5.9% increase in base salary in 2024.

Mr. Reed’s 2024 base salary was unchanged from 2023.

Our other NEOs received a 5.0% increase in base salary (on average) in 2024.

See page 42.

Short-Term Cash Incentive Compensation	• Variable compensation. • Payable in cash based on performance against annually established performance objectives. • Reviewed annually and adjusted from year to year when appropriate.	• Motivate and reward executives. • Incentivizes the executives to meet our short-term financial and operational objectives.	• Goals were based on the achievement of designated financial goals, as described below.
Based on performance relative to the financial goals, an award to each NEO was paid at 104.8% of the target payout level for 2024, with a discretionary cash bonus paid to each of Mr. Fioravanti and Mr. Reed in recognition of their respective individual contributions in 2024. See page 44.

Long-Term Equity Incentive Compensation	• Variable compensation. • Time-based RSUs vesting ratably over four years. • Performance-based RSUs vesting over a three-year performance period based on a designated performance metric.
•
Motivate and reward executives.
•
Aligns the interests of executives and stockholders and focuses the executives on long-term objectives over a multi-year period.
•
Encourages retention through long-term vesting.

Time-Based Awards
•
RSUs vest in 25% increments over 4 years
Performance-Based
Awards
•
RSUs vest based on TSR relative to a designated peer group of comparable companies over a 3-year performance period.
•
Awards pay out at a range from 0% to 150% of target with no shares earned for performance below 50% of financial target.

The mix of long-term equity incentive awards granted pursuant to our annual long-term equity incentive compensation program in 2024 was approximately 50% in the form of performance-based RSUs and approximately 50% in the form of time-based RSUs. See page 45.

Other Benefits	• Fixed compensation. • Participation in broad-based plans at same cost as other employees. • Certain executive-level perquisites not paid generally to our other employees.	• Allow senior executives to participate in broad-based benefit programs. • Provide competitive benefits to our executive officers.	• Level of benefits provided to all employees. • Executive benefits provided by similarly-positioned companies.	Our NEOs received only modest executive-level perquisites. See page 47.

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2024 Compensation Decisions
Our Human Resources Committee (which functions as our compensation committee) annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall compensation philosophy and to compare our compensation programs to our peers. The committee also oversees our compensation programs.
Compensation Peer Group
For 2024, the committee used a compensation peer group of the following 14 companies:

American Homes 4 Rent	Kilroy Realty Corp.
Apple Hospitality REIT, Inc.	Mid-America Apartment Communities, Inc.
Ashford Hospitality Trust, Inc.	Park Hotels & Resorts, Inc.
Camden Property Trust	Pebblebrook Hotel Trust
DiamondRock Hospitality Co.	RLJ Lodging Trust
Highwoods Properties, Inc.	Sunstone Hotel Investors, Inc.
Host Hotels & Resorts, Inc.	Xenia Hotels & Resorts, Inc.

The committee believed, based on Aon’s recommendation, that these companies were the most relevant peer group against which to review compensation for our NEOs in 2024, as such companies were all REITs with a focus on lodging, apartments or other real estate investments and had an implied market capitalization and/or total enterprise value within a range similar to the company. This peer group was unchanged from 2023.
This peer group had total enterprise value ranging from approximately $2.8 billion to $23.1 billion as of December 31, 2024, compared to the company’s total enterprise value of approximately $9.5 billion as of December 31, 2024.
The committee annually determines whether our overall executive compensation program is consistent with our business strategy and promotes our compensation philosophy. In determining target total annual compensation for each NEO, the committee relies on its general experience and subjective considerations of various factors, including our strategic business goals, information with respect to the peer group set forth above, proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by Aon, and each executive officer’s position, experience, level of responsibility, individual job performance, contributions to our corporate performance, job tenure and future potential.
The committee does not set specific targets or utilize any formulaic benchmarks for overall compensation or for allocations between fixed and performance-based compensation, cash and non-cash compensation or short-term and long-term compensation. In addition, the committee uses proprietary and publicly available compensation surveys and data with respect to REITs and other public companies provided by our compensation consultant, Aon, to obtain a general understanding of current compensation practices, including to confirm that the base salary and other elements of target total compensation opportunity for our executive officers is at a market-competitive level.
Base Salary
Base salary is designed to compensate our NEOs for their roles and responsibilities and to provide a secure level of guaranteed cash compensation. We have employment agreements with Mr. Fioravanti and Mr. Reed that provide for a minimum base salary. Our agreements with Ms. Hutcheson, Mr. Chaffin and Mr. Lynn do not provide for any minimum base salary.
Each NEO’s base salary was set based on:
•	the executive’s roles and responsibilities; and
•	the executive’s skills, experience and performance.
In 2024, base salary represented approximately 15.7% of our CEO’s total compensation package and (on average) approximately 23.9% of our other NEOs’ total compensation package (calculated in the manner described on page 40). The committee annually reviews the base salaries of each NEO and may make adjustments based on individual performance and changes in roles and responsibilities.
At its February 21, 2024 meeting, the committee reviewed the existing base salaries and perquisites for our NEOs. Specifically, the committee considered each NEO’s current base pay, taking into account base salary levels paid to persons holding similar positions at peer companies. The committee also noted that it had previously established, effective as of January 1, 2023, new base salaries for Mr. Fioravanti in his new role as President & CEO ($850,000, an increase of $100,000

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from his previous salary) and for Mr. Reed in his new role as Executive Chairman ($500,000, a decrease of $600,000 from his previous salary).
Based on its review of the factors described above, the committee determined that the base salary amounts for the NEOs for 2024 should be as follows:

	2024 Base Salary ($)	% Increase From 2023 Base Salary
Mark Fioravanti	900,000	5.9%
Colin Reed	500,000	—
Jennifer Hutcheson	525,000	9.0%
Patrick Chaffin	575,000	—
Scott Lynn	485,001	5.8%

2024 Short-Term Cash Incentive Compensation
We provide annual cash incentive compensation designed to reward achievement of specific previously established short-term financial and strategic goals.
2024 Performance Goals
For 2024 the committee determined that the NEOs would have the opportunity to earn the following percentages of their base salary at the threshold, target and stretch levels, based on the achievement of designated financial performance goals, as described below:

	Threshold Level	Target Level	Stretch Level
Mr. Fioravanti	87.5%	175%	350%
Mr. Reed	87.5%	175%	350%
Ms. Hutcheson	62.5%	125%	250%
Mr. Chaffin	62.5%	125%	250%
Mr. Lynn	62.5%	125%	250%

These percentages were unchanged from 2023, except that (i) the applicable threshold, target and stretch levels for Mr. Fioravanti and Mr. Reed were increased from 75%, 150% and 300%, respectively, and (ii) the applicable threshold, target and stretch levels for Mr. Chaffin and Mr. Lynn were increased from 50%, 100% and 200%, respectively, for 2024. Assuming performance at the target level of achievement, 2024 short-term cash incentive compensation represented approximately 27.5% of our CEO’s total compensation package and (on average) approximately 32.7% of our other NEOs’ total compensation package (calculated in the manner described on page 40).
In designing the short-term cash incentive compensation program for 2024, the committee believed that it would be appropriate to continue its historical practice of solely utilizing financial metrics in the design of the short-term cash incentive compensation plan. As a result, the committee determined that each NEO’s short-term cash incentive compensation for 2024 should be based on the following financial performance goals:

Performance Goal	Threshold (50%)	Target (100%)	Stretch (150%)	Weighting at Target Achieve- ment
Total Consolidated Revenue	$2.18 billion	$2.42 billion	$2.66 billion	25%
AFFO Available to Common Stockholders and Unit Holders	$469.0 million	$521.1 million	$573.2 million	50%
Consolidated Adjusted EBITDAre Margin	28.9%	32.1%	35.3%	25%

These financial performance goals were set by the committee after thorough discussion with management regarding our anticipated financial performance. In choosing these goals, the committee considered the general economic climate expected in 2024 and the expected conditions in the hospitality industry. The committee elected to weigh the metric AFFO available to common stockholders and unit holders more heavily because it is one of the primary non-GAAP metrics used by investors to measure our financial performance. The committee intended the target performance goals for each metric to be a challenging level of achievement. In addition, when the committee established these targets at the beginning of 2024, it made a determination that it would have the discretion to adjust the financial metrics included in the plan to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan.
The committee determines the level of achievement of each such goal under the short-term cash incentive compensation program. Pursuant to the terms of the program, with respect to each senior executive of the company (including each NEO): (i) achievement of the

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threshold level of achievement of an individual financial performance goal would result in a payout percentage equal to 50% of the applicable weight of such goal; (ii) achievement of the target level of achievement of an individual financial performance goal would result in a payout percentage of 100% of the applicable weight of such goal; and (iii) each percentage point of achievement between the target level of achievement and the stretch level of achievement, using straight-line interpolation, will result in a two percentage point increase of the payout percentage of the applicable weight of each financial performance goal (with a maximum payout of 200% of target).
In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance. The committee also had the option of lowering the amount of, or not awarding, annual cash incentive compensation otherwise payable to an executive under the plan for 2024 if the executive did not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
2024 Short-Term Incentive Compensation Awards
At its February 19, 2025 meeting the committee determined that, with respect to the company’s senior executives, including each NEO, the financial performance goals under the short-term incentive compensation plan for the 2024 fiscal year were achieved as follows:

Performance Goal	Calcu- lated Result	Achieve- ment Level	Payout %
Total Consolidated Revenue	$2.35 billion(1)	Between Threshold and Target (97.4%)	18.60%
AFFO Available to Common Stockholders and Unit Holders	$531.1 million(1)	Between Target and Stretch (101.9%)	59.56%
Consolidated Adjusted EBITDAre Margin	32.3%	Between Target and Stretch (100.7%)	26.65%

(1)	As reported in the company’s financial statements, the company’s revenue for the 2024 fiscal year was
$2.34 billion, and the company’s AFFO available to common stockholders and unit holders for the 2024 fiscal year was $527.8 million. The committee determined that, for purposes of calculating revenue and AFFO available to common stockholders and unit holders under the short-term incentive compensation plan for 2024, it would be appropriate to (i) add back the negative impact of Hurricane Milton at the Gaylord Palms (increasing revenue by approximately $3.0 million and increasing AFFO available to common stockholders and unit holders by approximately $2.0 million), (ii) add back the negative impact of construction disruption with respect to certain renovation projects (increasing revenue by approximately $12.7 million and increasing AFFO available to common stockholders and unit holders by approximately $8.5 million), (iii) exclude the positive impact of a one-time Tennessee franchise tax rebate received by the company (decreasing AFFO available to common stockholders and unit holders by approximately $9.1 million, and (iv) add back the negative impact of discretionary incentive compensation payments made to certain business units in our entertainment segment (increasing AFFO available to common stockholders by approximately $1.8 million). The committee determined that these adjustments were appropriate as adjustments related to unusual events, the impact of which was not reflective of 2024 performance.
The committee determined the overall level of achievement under the short-term cash incentive compensation plan for the company’s senior executives, including each NEO, was 104.8% of the target payout level, which represented the sum of the payout percentages for each of the financial goals listed above. The committee also reviewed the annual performance rating of each NEO and determined that each NEO met the minimum level performance rating.
The committee also determined that both Mr. Fioravanti and Mr. Reed should receive an additional amount of cash incentive compensation, as listed below, due to their respective contributions to the company’s financial and operating results in 2024, including:
•	with respect to Mr. Fioravanti, his efforts in overseeing the company’s senior management team and his contributions to the company’s financial and operating results; and
•
with respect to Mr. Reed, his leadership of our strategic planning process, his oversight of the relationship between management and the Board, his activities with respect to our joint venture arrangement with respect to our Entertainment business segment and his significant involvement in our government relations activities.

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As a result, the committee approved the following short-term cash incentive compensation awards:

	Calculated Short-Term Cash Incentive Compen- sation(1) ($)	Discretion- ary Short- Term Cash Incentive Compen- sation ($)
Mark Fioravanti	1,629,805	20,195
Colin Reed	917,000	26,272
Jennifer Hutcheson	674,827	—
Patrick Chaffin	753,250	—
Scott Lynn	627,421	—

(1)	The estimated threshold, target and stretch payout levels for each NEO under this plan for 2024 are listed in the 2024 Grants of Plan-Based Awards table below.
2024 Long-Term Equity Incentive Compensation
Our long-term equity incentive compensation plan is designed to align the interests of our NEOs and stockholders and focus our NEOs on long-term objectives over a multi-year period. Long-term equity incentive awards are also intended to attract and retain our NEOs through long-term vesting.
In 2024, long-term equity incentive compensation represented approximately 55.6% of our CEO’s total compensation package and (on average) approximately 41.8% of our other NEOs’ total compensation package (calculated in the manner described on page 40).
Long-Term Equity Incentive Compensation Plan Components
For 2024, the annual long-term equity incentive plan components are:
TSR-Linked Performance-Based Restricted Stock Unit Awards:
•	Vest over a three-year period based on our TSR over the award cycle, as compared to our peers.
•	Awards settled in stock, with cash dividends on RSUs being paid only upon RSUs that ultimately vest upon the achievement of performance goals.
•	Granted only to the NEOs and senior executives.
Time-Based Restricted Stock Unit Awards:
•
Annual time-based RSU awards vest in equal amounts over four years, beginning on the first anniversary of the grant date. In certain cases, in connection with a promotional RSU grant or to aid in retention, the committee may designate that certain time-based RSU awards will vest in equal installments over two years, beginning on the third anniversary of the grant date.

•	Awards settled in stock, with dividends on RSUs held by our NEOs being paid in additional RSUs only upon RSUs that ultimately vest.
•	Granted to the NEOs, as well as to other eligible employees.
2024 Long-Term Equity Incentive Compensation Awards
For 2024, the committee discussed with Aon the most appropriate way to motivate and retain our executives. The committee believed it was important to continue to use RSU awards to better align the interests of our executives with our stockholders, to encourage executive retention and to conform to compensation practices in the REIT industry.
As a result of these discussions, the committee decided to structure long-term equity incentive compensation awards in 2024 as a combination of performance-based RSUs and time-based RSUs, with the total value awarded to each executive determined based on a number of factors, including but not limited to corporate and individual performance, historical grants and competitive practices. The committee determined that each NEO should receive RSU awards based on the following percentage of such NEO’s base salary, with approximately 50% of the awards in the form of performance-based RSUs and approximately 50% of the awards in the form of time-based RSUs (based on the grant date fair value of such awards): Mr. Fioravanti: 350% of base salary (increased from 300% in 2023); Mr. Reed: 300% of base salary (unchanged from 2023); Ms. Hutcheson: 150% of base salary (unchanged from 2023); and Mr. Chaffin and Mr. Lynn: 125% of base salary (increased from 100% in 2023).

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As a result of the determinations discussed above, at its February 21, 2024 meeting, the committee made the following long-term incentive compensation awards to the NEOs:

	Time- Based RSU Awards(1) (#)	Perfor- mance- Based RSU Awards(2) (#)
Mark Fioravanti	13,244	12,119
Colin Reed	6,308	5,771
Jennifer Hutcheson	3,312	3,030
Patrick Chaffin	3,024	2,765
Scott Lynn	2,548	2,332

(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2025.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2027 based on our TSR performance over the three-year award cycle (January 1, 2024 – December 31, 2026) relative to the median of the TSR performance of a designated peer group.

2024 Performance-Based RSU Awards (2024-2026 Performance Period)
The amount of the performance-based RSUs which will ultimately vest on March 15, 2027 will be determined by comparing our TSR performance during the performance period (January 1, 2024 – December 31, 2026) relative to the median of the TSR performance of the following two peer groups (the “2024 Performance Peer Groups”), weighted equally: (1) our 2024 compensation peer group listed above; and (2) the following companies within the FTSE NAREIT Lodging Resorts Index:

Apple Hospitality REIT, Inc.	Park Hotels & Resorts, Inc.
Ashford Hospitality Trust, Inc.	Pebblebrook Hotel Trust
Braemar Hotels & Resorts, Inc.	RLJ Lodging Trust
Chatham Lodging Trust	Sotherly Hotels, Inc.
DiamondRock Hospitality Co.	Summit Hotel Properties, Inc.
Host Hotels & Resorts, Inc.	Sunstone Hotel Investors, Inc.
InnSuites Hospitality Trust	Xenia Hotels & Resorts, Inc.

The members of the peer group listed above were selected from among the FTSE NAREIT Lodging Resorts Index companies due to their relative enterprise value compared to the company and/or their relative TSR performance over a three-year period.
This peer group was identical to the peer group we used in 2023, except for the removal of Hersha Hospitality Trust as a result of its acquisition and subsequent delisting.
The 2024 performance-based RSU awards will vest as follows:

Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2024 Performance Peer Groups	150%
Equal to the median TSR performance of the 2024 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2024 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2024 Performance Peer Groups	0%

If the performance achieved falls in between the established performance goal levels, the percentage of the award earned by the NEO will be determined using straight-line interpolation and rounding to the nearest full share.
The awards also provide that if our TSR is negative, on an absolute basis, the committee may, in its discretion, reduce by 25% the number of awards ultimately vesting. In no event will the final value of the award exceed 500% of the fair market value of our common stock on the grant date of February 21, 2024. This plan design has been in effect since the company converted to a REIT in 2013, as the committee has long held the belief that limiting the maximum value of the award ensures the NEOs are not disproportionally rewarded for performance.
The committee re-evaluates the 2024 Performance Peer Groups for each fiscal year to take into account changes to the composition of the 2024 Performance Peer Groups (i.e., corporate changes such as mergers or delistings), or to otherwise modify the terms of the award to take into account such other factors which the committee in its sole discretion has determined. The committee has not exercised this discretion in connection with the 2024 performance-based RSU awards, except as described above.
The committee believed the amount of these awards was appropriate given our compensation philosophy

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and objectives, specifically noting that achievement of greater than “target” level performance would have also resulted in higher than average TSR to our stockholders, as compared to our peers. In 2024, performance-based RSUs represented approximately 27.8% of our CEO’s total compensation package and (on average) approximately 20.9% of our other NEOs’ total compensation package (calculated in the manner described on page 40).
2024 Time-Based RSU Awards
The time-based RSUs granted to the NEOs reflected in the chart above vest ratably over four years, beginning on March 15, 2025. The committee believed the amount of the time-based RSU awards made to our NEOs was appropriate given our compensation philosophy and objectives, including the need to retain our executives. In 2024, time-based RSUs represented approximately 27.8% of our CEO’s total compensation package and (on average) approximately 20.9% of our other NEOs’ total compensation package (calculated in the manner described on page 40).
Vesting of 2022 Performance-Based RSU Awards in March 2025 (2022-2024 Performance Period)
In February 2022 we awarded performance-based RSUs to each NEO, which ultimately were to vest based on the company’s TSR performance over the 3-year award cycle (2022-2024), as compared to the TSR for the two designated performance peer groups during the same performance period (the “2022 Performance Peer Groups”).
Specifically, the 2022 performance-based RSU awards were to vest as follows:

Company TSR Performance	% of Award Vesting
Greater than or equal to 15 percentage points above the median TSR performance of the 2022 Performance Peer Groups	150%
Equal to the median TSR performance of the 2022 Performance Peer Groups	100%
15 percentage points below the median TSR performance of the 2022 Performance Peer Groups	50%
Greater than 15 percentage points below the median TSR performance of the 2022 Performance Peer Groups	0%

Our TSR over the performance period, calculated pursuant to the terms of the performance-based RSU agreements, was approximately 58.3 percentage points above the median TSR performance of the designated performance peer groups. As a result, the 2022 performance-based RSUs ultimately vested at the 150% level in March 2025 as follows:

2022 Performance- Based RSU Awards Vesting in March 2025 (#)
Mark Fioravanti	15,228
Colin Reed	33,501
Jennifer Hutcheson	6,852
Patrick Chaffin	5,583
Scott Lynn	4,308

Benefits and Perquisites
Our benefit programs are based upon an assessment of competitive market factors and a determination of what is needed to attract and retain qualified executives. Our primary benefits for executives include participation in our broad-based plans at the same cost as other employees. These plans include a tax qualified 401(k) savings plan (with matching contributions up to four percent of a participant’s pay), health and dental plans and various disability and life insurance plans. We also provide a limited amount of executive-level perquisites to our NEOs and other designated senior executives, including executive-level life disability and life insurance plans, reimbursement of executive physical examination fees and a supplemental deferred compensation plan, or SUDCOMP.
Our NEOs and other employees routinely use commercial air service for business travel, and we generally reimburse them only at the coach or business class rate.
We maintain a limited aircraft program to provide our executives with timely and cost-effective travel alternatives in connection with our business activities. We do not operate any aircraft, own or lease a hangar or employ pilots. Instead, we currently own a fractional interest in two aircraft (with one of our fractional interests currently being actively marketed for sale). We pay fixed monthly fees, plus a variable charge for hours actually flown. Our directors, NEOs and other employees use this program for selected business trips

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when commercial air service is unavailable or otherwise impractical, based on the availability and cost of commercial air service, the travel time involved, the number of employees traveling and the need for flexible travel arrangements. All travel under this program must be approved by our CEO and our Executive Chairman.
We also make the aircraft available to our NEOs for limited personal use, which is typically limited to permitting the executive’s spouse or other family member to accompany the executive on required business travel. We believe allowing limited personal use of our aircraft program serves to reduce our executives’ personal travel time and to increase the time they can conduct company business on our behalf.
In 2024 these executive-level perquisites described above, in total, represented approximately 1.2% of our CEO’s total compensation package and (on average) approximately 1.6% of our other NEOs’ total compensation package (calculated in the manner described on page 40).
When we recruited Mr. Reed to join our company in 2001, we agreed to pay Mr. Reed a retirement benefit pursuant to a Custom Mid-Career Supplemental Employee Retirement Plan, or SERP. This benefit, which is described in Other Compensation Information—Nonqualified Deferred Compensation below, was in the committee’s view essential to attracting Mr. Reed to employment with us and has also proved valuable in securing his extended employment. The company has fully satisfied its funding obligations under the SERP by previously paying, in total, $3.5 million to Mr. Reed’s SERP account (as described below), and the current balance in Mr. Reed’s SERP account in excess of such amount is attributable to investment gains and losses associated with the assets in the SERP account (currently shares of our common stock).
Other Compensation Information
Stock Ownership and Retention Guidelines
The committee has adopted stock ownership guidelines for our senior executives. These guidelines are designed to encourage our executives to have a meaningful equity ownership in our company, thereby linking their interests with those of our stockholders. These guidelines provide that within five years of becoming a senior executive, each executive must own
(by way of shares owned directly or indirectly (including through our 401(k) plan) and shares represented by unvested time-based RSUs, but not including unexercised stock options or performance-based RSUs) common stock with a value of either six times (6x) base salary for Mr. Fioravanti (our CEO), three times (3x) base salary for the other NEOs (including Mr. Reed, our Executive Chairman), and two times (2x) base salary for other executives subject to these guidelines. In addition, if an executive is not currently in compliance with this guideline (regardless of the compliance grace period), the executive must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options.
As of January 31, 2025 (the annual compliance date) all of the NEOs were in compliance with the guidelines, as follows:

	Required Ownership as of January 31, 2025(1)	Shares Owned
Mark Fioravanti	51,507	307,768(2)
Colin Reed	14,308	1,411,534(3)
Jennifer Hutcheson	15,023	33,418(2)
Patrick Chaffin	16,454	31,223(2)
Scott Lynn	13,878	38,718(2)

(1)
The number of shares required to be owned by an NEO is an amount equal to (i) the product obtained by multiplying the NEO’s base salary times the applicable multiple (6x for Mr. Fioravanti and 3x for the other NEOs (including Mr. Reed)) divided by (ii) the closing market price of our common stock on January 31, 2025 ($104.84).

(2)	Includes the following number of shares of common stock issuable upon the vesting of time-based RSUs: Mr. Fioravanti: 47,678; Ms. Hutcheson: 9,526; Mr. Chaffin: 8,572; and Mr. Lynn: 7,016.
(3)	Includes 696,260 shares credited to Mr. Reed’s SERP and 28,216 shares of common stock issuable upon the vesting of time-based RSUs.
Post-Termination Benefits
The committee believes that severance and change of control benefits assist in attracting and retaining qualified executives. The levels of payments and

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benefits upon termination were set to be at a market-competitive level based upon each executive’s experience and level in the organization.
Mr. Fioravanti and Mr. Reed have employment agreements that provide for cash severance payments and certain other benefits if termination occurs without “Cause” or if the executive leaves for “Good Reason” (as defined in their employment agreement). These agreements also provide for cash compensation and other benefits upon the occurrence of certain events of termination following a “Change of Control” of the company (i.e., a “double trigger”). Ms. Hutcheson, Mr. Chaffin and Mr. Lynn have severance agreements that provide for cash compensation and other benefits upon the occurrence of certain events of termination following a “Change of Control” of the company (i.e., a “double trigger”). In addition, no tax gross-ups are provided in connection with any severance payments to our NEOs. Information regarding these payments, including a definition of key terms and the amount of benefits that would have been received by our NEOs had termination occurred on December 31, 2024, is found below under Potential Payments on Termination or Change of Control.
Tax Deductibility Considerations
The committee’s policy is to consider the tax treatment to the company of compensation paid to our executives when making compensation decisions. While compensation in excess of $1.0 million per year paid to any of our NEOs is not deductible for U.S. federal income tax purposes, the committee believes that the interests of our stockholders are best served if we retain discretion and flexibility in awarding compensation to our executives, even where such compensation may not be fully deductible. The committee has approved, and may continue to approve, the payment of compensation that is not deductible for U.S. federal income tax purposes. The committee will continue to monitor the tax and other consequences of our executive compensation programs as part of its primary objective of ensuring that compensation paid to our executives is reasonable, performance-based and consistent with our goals.
Equity Grant Practices
Our omnibus incentive plan allows the committee to grant various types of equity awards to any eligible employee, including the NEOs. Annual equity awards to executives are approved by the committee and occur on the date of our first quarterly committee meeting of each year. Consistent with the terms of our omnibus incentive plan, the committee has also delegated to the CEO the authority to make limited equity grants to new members of our management team, which are then ratified by the committee.
These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU award determined by dividing the dollar amount by the closing market prices of our common stock for a designated period prior to the grant date. Annual RSU awards for directors are approved by the committee and are granted on the date the director is elected to the Board. These awards are granted pursuant to a formula based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market prices of our common stock for a designated period prior to the grant date.
Role of the Human Resources Committee and Management
The committee awards compensation to our NEOs and other executives consistent with our philosophy that compensation paid to our executives be fair, reasonable and competitive. The committee establishes and monitors compliance with our compensation philosophy, and the committee also oversees the development and administration of our compensation programs. Our management is responsible for the administration of our compensation programs once approved by the committee.
The committee makes all compensation decisions with respect to our NEOs, which are ratified by our Board. Our CEO annually reviews the performance of, and provides compensation recommendations for, each NEO (other than the CEO and Executive Chairman). Both of the CEO and the Executive Chairman provides the committee with a self-assessment of their performance. The committee then reviews these items and discusses and approves compensation for each NEO based on the considerations previously discussed.

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For a complete description of the committee’s members and its responsibilities, as well as information regarding the authority of our CEO to make limited equity grants to new members of our management team, see Committees of the Board above. You may also view the committee’s charter on our website at www.rymanhp.com (in the “Highlights” tab under “Governance” on the Investor Relations page).
Role of the Compensation Consultant
The committee has retained Aon as its outside compensation consultant since 2013. During 2024, Aon regularly attended committee meetings and reported directly to the committee on matters relating to compensation for our executives. During 2024 the committee requested that Aon:
•	Analyze the compensation for our NEOs and other executives and assess how target and actual short-term incentive compensation aligned with our compensation philosophy and objectives.
•	Develop recommendations for the committee on the size and structure of long-term incentive compensation awards.
•	Assist the committee in the review of this proxy statement and this Compensation Discussion and Analysis.
•	Provide the committee with ongoing advice and counsel on market compensation practices, trends and legal and regulatory changes and their impact on our compensation programs.
Advisory Vote on Executive Compensation
At our annual meeting in May 2024, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In our say-on-pay vote, approximately 94.7% of the stockholder votes, excluding broker non-votes, were cast in favor of the say-on-pay resolution. As the committee reviewed our compensation practices, it was mindful of the level of support our stockholders had previously expressed for our compensation programs, including our “pay for performance” philosophy and emphasis on variable compensation. The committee intends to continue to consider the outcome of future advisory say-on-pay votes when making executive compensation decisions.
2025 NEO Compensation
At its February 19, 2025 meeting, the committee reviewed and approved the compensation to be paid to the NEOs for 2025, in light of our compensation philosophy.
Base Salary
The committee reviewed current compensation levels at the company and at peer companies, as well as the current economic and business environment facing the company. The committee determined that the following adjustments would be made to base salary for 2025:

	2025 Base Salary ($)	% Increase From 2024 Base Salary
Mark Fioravanti	950,000	5.6%
Colin Reed	525,000	5.0%
Jennifer Hutcheson	543,535	3.5%
Patrick Chaffin	595,125	3.5%
Scott Lynn	501,976	3.5%

Short-Term Cash Incentive Compensation
The committee also established criteria for short-term cash incentive compensation pursuant to our omnibus incentive plan. The committee determined that each NEO will have the opportunity to earn a percentage of his or her base salary based on the achievement of designated financial goals established by the committee.
The committee established that for 2025 the potential award opportunities (as a percentage of base salary) applicable to each NEO would be set as follows at each of the threshold, target and stretch levels, based on the achievement of designated financial performance goals:

	Threshold Level	Target Level	Stretch Level
Mr. Fioravanti	87.5%	175%	350%
Mr. Reed	87.5%	175%	350%
Ms. Hutcheson	62.5%	125%	250%
Mr. Chaffin	62.5%	125%	250%
Mr. Lynn	62.5%	125%	250%

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In choosing the performance goals for 2025 at its February 19, 2025 meeting, the committee considered the general economic climate then expected in 2025, the expected conditions in the hospitality and entertainment industries and our expected financial performance. In setting these goals, the committee attempted to set performance goals to ensure that the relative level of difficulty of achieving these levels was consistent with prior years.
In establishing these targets for 2025, the committee made a determination that it will have the discretion to adjust the financial metrics for the year to exclude losses or expense, or income or gain, related to certain unusual, infrequently occurring or other specified events as set forth in our omnibus incentive plan. In addition, under the terms of our omnibus incentive plan, the committee may exercise negative discretion in determining the final amounts of the short-term cash incentive awards payable at any given level of performance to ensure that such awards accurately reflect our actual performance.
The committee also has retained the discretion to lower the amount of, or not award, annual cash incentive compensation otherwise payable to an executive under the plan for 2025 if the executive does not attain a minimum-level annual performance rating under the company’s employee evaluation program, which is a prerequisite to receiving cash incentive compensation under the plan.
Long-Term Equity Incentive Compensation
The committee also approved the following long-term equity incentive compensation awards:

	Time-Based RSU Awards(1) (#)	Performance-Based RSU Awards(2) (#)
Mark Fioravanti	16,064	16,947
Colin Reed	7,608	8,028
Jennifer Hutcheson	3,940	4,154
Patrick Chaffin	3,596	3,792
Scott Lynn	3,032	3,198

(1)	The time-based RSUs vest ratably over four years, beginning March 15, 2026.
(2)
Up to 150% of the performance-based RSUs listed above will vest on March 15, 2028 based on our TSR performance over the three-year award cycle (January 1, 2025 – December 31, 2027) relative to the median of the TSR performance of a designated peer group.

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Human Resources Committee Report
The following report of the Human Resources Committee does not constitute soliciting material and should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report herein.
The Human Resources Committee (which functions as our compensation committee), comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the company’s management. Based on its review and these discussions, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in these proxy materials.
Human Resources Committee:
Christine Pantoya, Chair
William E. Haslam
Robert Prather
Michael Roth

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Executive Compensation
The Summary Compensation Table below shows compensation information about:
•	Mark Fioravanti, our President & Chief Executive Officer (our principal executive officer);
•	Colin Reed, our Executive Chairman of the Board of Directors;
•	Jennifer Hutcheson, our Executive Vice President & Chief Financial Officer (our principal financial officer);
•	Patrick Chaffin, our Executive Vice President & Chief Operating Officer – Hotels; and
•	Scott Lynn, our Executive Vice President & General Counsel.
As required by SEC rules, the compensation amounts listed below include non-cash items such as the grant date fair value of equity awards (some of which are performance-based and may or may not ultimately be earned).
2024 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Nonqual- ified Deferred Compen- sation Earnings ($)	All Other Compen- sation(5) ($)	Total ($)
Mark Fioravanti President & CEO	2024	888,626	20,195	3,150,756	—	1,629,805	—	64,892	5,754,274
	2023	850,165	230,400	2,857,285	—	2,019,600	—	57,755	6,015,205
	2022	753,119	241,373	2,463,488	—	1,894,669	—	48,651	5,401,300
Colin Reed Executive Chairman	2024	500,165	26,272	1,500,525	—	917,000	—	37,707	2,981,669
	2023	500,165	62,000	1,807,416	—	1,188,000	—	33,729	3,591,310
	2022	1,142,473	372,900	3,301,354	—	2,927,100	—	17,369	7,761,196
Jennifer Hutcheson EVP & Chief Financial Officer	2024	515,126	—	787,841	—	674,827	—	39,832	2,017,626
	2023	474,396	50,000	722,132	—	939,016	—	35,378	2,220,922
	2022	447,864	116,171	675,303	—	911,891	—	21,336	2,172,565
Patrick Chaffin EVP & Chief Operating Officer - Hotels	2024	575,165	—	719,135	—	753,250	—	43,769	2,091,319
	2023	569,396	48,314	575,104	—	901,686	—	40,740	2,135,240
	2022	559,402	122,081	550,216	—	958,279	—	42,202	2,232,180
Scott Lynn EVP & General Counsel	2024	479,006	—	606,228	—	627,421	—	21,221	1,733,876
	2023	450,639	36,414	458,236	—	713,586	—	20,129	1,679,004
	2022	437,519	177,293	424,568	—	747,707	—	16,475	1,803,562

(1)
Amounts shown are not reduced to reflect the NEO’s contributions to our 401(k) plan or elections to defer receipt of salary under our SUDCOMP plan. Amounts shown include the amounts actually paid to the NEO during the year and reflect, to the extent applicable, any changes in the base salary during the year. Due to timing of payroll cycles and rounding conventions, amounts paid to each NEO as base salary may differ from the annual base pay amount set forth in the Compensation Discussion and Analysis above.

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(2)
Represents a discretionary cash bonus award paid to the NEO in recognition of their contributions to the company’s operating and financial performance for the applicable fiscal year as described in the Compensation Discussion and Analysis above. Cash incentive compensation paid to each NEO pursuant to our short-term cash incentive compensation plan is reflected in the column above entitled Non-Equity Incentive Plan Compensation.

(3)
Represents a non-cash amount equal to the grant date fair value of the annual time-based RSU awards and performance-based RSU awards granted to each NEO. See Note 7 to our consolidated financial statements for the three years ended December 31, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025, for the assumptions made in determining grant date fair value. The maximum dollar value of the performance-based RSU awards granted in 2024 (based on the grant date fair value and assuming vesting at the stretch (150%) performance level are as follows: Mr. Fioravanti: $2,362,478; Mr. Reed: $1,124,999; Ms. Hutcheson: $590,669; Mr. Chaffin: $539,009; and Mr. Lynn: $454,601.

(4)
Represents amounts paid under our short-term cash incentive compensation plan for achievement of designated financial targets and designated strategic objectives, as described in the Compensation Discussion and Analysis above.

(5)	The table below lists the components of the All Other Compensation amount for each NEO listed above:

Name	Company Match to 401(k) Plan ($)(a)	Company Match to SUDCOMP Plan ($)(b)	Group Term Life ($)(c)	Executive LTD ($)(d)	Other ($)(e)	Total ($)
Mark Fioravanti	13,800	38,382	8,792	3,918	—	64,892
Colin Reed	13,800	—	18,645	3,629	1,633	37,707
Jennifer Hutcheson	13,800	18,915	4,309	2,808	—	39,832
Patrick Chaffin	13,800	20,547	6,098	2,660	664	43,769
Scott Lynn	13,800	—	4,688	2,733	—	21,221

(a)	We make matching contributions to the 401(k) plan accounts of the NEOs as described in Compensation Discussion and Analysis above.
(b)
We make matching contributions to the SUDCOMP accounts of the NEOs as described in Nonqualified Deferred Compensation below. Does not include company matching amounts for SUDCOMP deferrals with respect to 2023 short-term cash incentive plan payments made in 2024.

(c)	Represents the cost associated with the executive group term life insurance not made available generally to other employees.
(d)	Represents the cost associated with the executive long term disability insurance not made available generally to other employees.
(e)
Represents personal use of aircraft. For purposes of reporting the value of personal usage of aircraft in this table, we use the incremental cost of such personal usage, calculated by estimating the direct variable operating cost of the aircraft on a per mile basis. These costs include the cost of fuel, maintenance, landing and parking fees, crew travel expenses and supplies. For trips by NEOs that involved mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). NEOs do not receive tax gross-ups for any imputed income related to personal use of aircraft.

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2024 Grants of Plan-Based Awards
The table below shows information about (1) the threshold, target and stretch (i.e., maximum) level of annual cash incentive awards for our NEOs for performance during 2024, and (2) RSU awards granted to our NEOs during 2024 under our long-term equity incentive compensation plan.
2024 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark Fioravanti		777,578	1,555,157	3,110,314	—	—	—	—	—
Perf.-Based RSUs(2)	2/21/24	—	—	—	6,060	12,119	18,179	—	1,574,985
Time-Based RSUs(3)	2/21/24	—	—	—	—	—	—	13,244	1,575,771
Colin Reed		437,500	875,000	1,750,000				—	—
Perf.-Based RSUs(2)	2/21/24	—	—	—	2,886	5,771	8,657	—	749,999
Time-Based RSUs(3)	2/21/24	—	—	—	—	—	—	6,308	750,526
Jennifer Hutcheson		321,959	643,919	1,287,838	—	—	—	—	—
Perf.-Based RSUs(2)	2/21/24	—	—	—	1,515	3,030	4,545	—	393,779
Time-Based RSUs(3)	2/21/24	—	—	—	—	—	—	3,312	394,062
Patrick Chaffin		359,375	718,750	1,437,500	—	—	—	—	—
Perf.-Based RSUs(2)	2/21/24	—	—	—	1,383	2,765	4,148	—	359,339
Time-Based RSUs(3)	2/21/24	—	—	—	—	—	—	3,024	359,796
Scott Lynn		299,342	598,684	1,197,369	—	—	—	—	—
Perf.-Based RSUs(2)	2/21/24	—	—	—	1,166	2,332	3,498	—	303,067
Time-Based RSUs(3)	2/21/24	—	—	—	—	—	—	2,548	303,161

(1)
Represents threshold, target and stretch performance goal achievement payout levels established under our annual short-term cash incentive plan for 2024 performance. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Short-Term Cash Incentive Compensation for a discussion of our annual short-term cash incentive plan.

(2)
Consists of performance-based RSUs awarded under our long-term equity incentive compensation plan as part of our annual long-term equity incentive compensation program. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period beginning January 1, 2024 and ending December 31, 2026. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(3)
Consists of time-based RSUs awarded under our long-term equity incentive compensation plan. Each RSU award is equivalent to one share of common stock on the date of grant, and all time-based RSU awards vest ratably over four years. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(4)
Grant date fair value of the RSU awards to the NEOs is determined in accordance with FASB ASC Topic 718, disregarding for this purpose estimated forfeitures. See Note 7 to our consolidated financial statements for the three years ended December 31, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025, for the assumptions made in determining grant date fair value.

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Outstanding Equity Awards at 2024 Fiscal Year End
The table below shows information about the outstanding equity awards held by our NEOs as of December 31, 2024.
Outstanding Equity Awards at 2024 Fiscal Year End Table

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Mark Fioravanti	—	—	—	—	62,389	6,509,668	—	—
	—	—	—	—	—	—	29,455	3,073,335
Colin Reed	—	—	—	—	64,378	6,717,201	—	—
	—	—	—	—	—	—	16,710	1,743,521
Jennifer Hutcheson	—	—	—	—	16,276	1,698,238	—	—
	—	—	—	—	—	—	7,430	775,246
Patrick Chaffin	—	—	—	—	14,064	1,467,438	—	—
	—	—	—	—	—	—	6,268	654,003
Scott Lynn	—	—	—	—	11,250	1,173,825	—	—
	—	—	—	—	—	—	5,124	534,638

(1)
The shares listed in this column consist of the following time-based shares outstanding as of December 31, 2024, as well as the following performance-based shares, for which the relevant performance condition has been satisfied, outstanding as of December 31, 2024:

Time-Based Shares Outstanding as of December 31, 2024
Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/25/2021	3/15/2025	2,427	6,023	673	1,074	943
2/24/2022	3/15/2025	2,292	5,045	1,029	843	649
2/23/2023	3/15/2025	4,344	2,757	1,094	872	693
2/22/2024	3/15/2025	3,415	1,627	854	779	657
10/11/2022	10/11/2025	6,729	—	—	—	—
2/24/2022	3/15/2026	2,291	5,042	1,031	837	645

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Time-Based Shares Outstanding as of December 31, 2024
Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/23/2023	3/15/2026	4,341	2,752	1,092	868	694
2/22/2024	3/15/2026	3,413	1,625	853	780	656
10/11/2022	10/11/2026	6,736	—	—	—	—
2/23/2023	3/15/2027	4,346	2,754	1,092	871	692
2/22/2024	3/15/2027	3,414	1,627	852	778	657
2/22/2024	3/15/2027	3,413	1,625	854	779	656

Performance-Based Shares Outstanding as of December 31, 2024 (All Relevant Performance Conditions Having Been Satisfied)
Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/24/2022(a)	3/15/2025	15,228	33,501	6,852	5,583	4,308

(a)
The number of RSUs listed above with respect to the February 24, 2022 performance-based RSU grant vested on March 15, 2025 at the stretch (150%) performance level, based on our achievement of TSR over the three-year performance period from January 1, 2022 to December 31, 2024 (the relevant performance metric applicable to these RSUs). Each RSU is equivalent to one share of our common stock on the date of grant. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(2)	Market value was determined based on the December 31, 2024 NYSE closing price of our common stock ($104.34).
(3)	The shares listed in this column consist of the following performance-based RSUs granted to each NEO for which the relevant performance condition has not been satisfied:

Grant Date	Vesting Date	Mark Fioravanti	Colin Reed	Jennifer Hutcheson	Patrick Chaffin	Scott Lynn
2/23/2023(a)	3/15/2026	17,336	10,939	4,400	3,503	2,792
2/22/2024(b)	3/15/2026	12,119	5,771	3,030	2,765	2,332

(a)
The number of RSUs listed above with respect to the February 23, 2023 performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2023 to December 31, 2025. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

(b)
The number of RSUs listed above with respect to the February 22, 2024 performance-based RSU grant assume vesting at the target (100%) performance level, taking into account performance to date with respect to the performance metrics under the award agreement and the remaining length of time during the vesting period. Each RSU is equivalent to one share of our common stock on the date of grant. The RSUs are earned for achieving specified calculated TSR targets over a three-year performance period from January 1, 2024 to December 31, 2026. See Compensation Discussion and Analysis—2024 Compensation Decisions—2024 Long-Term Equity Incentive Compensation for a discussion of these RSUs.

2025 NOTICE OF MEETING AND PROXY STATEMENT
2024 Option Exercises and Stock Vested
The table below shows information about the exercise of stock options by the NEOs and the vesting of the NEOs’ RSU awards in 2024.
2024 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired Upon Exercise (#)(b)	Value Realized Upon Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting(1) ($)(e)
Mark Fioravanti	—	—	40,319	4,683,858
Colin Reed	—	—	100,189	11,638,956
Jennifer Hutcheson	—	—	11,426	1,327,358
Patrick Chaffin	—	—	18,024	2,093,848
Scott Lynn	—	—	15,460	1,795,988

(1)	Equal to the number of shares of common stock issued upon vesting of RSUs multiplied by the closing market price of our common stock on the NYSE on the day prior to the vesting date.

2025 NOTICE OF MEETING AND PROXY STATEMENT
2024 Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and company performance for the fiscal years listed below. This pay versus performance disclosure should not be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act of 1934.
2024 Pay Versus Performance Table

Year	Summary Compen- sation Table Total for PEO 1(1) ($)	Compen- sation Actually Paid to PEO 1(1),(2),(3) ($)	Summary Compen- sation Table Total for PEO 2(1) ($)	Compen- sation Actually Paid to PEO 2(1),(2),(3) ($)	Average Summary Compen- sation Table Total for non-PEO NEOs(1) ($)	Average Compen- sation Actually Paid to non- PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on(4):		Net Income ($ millions)	AFFO Available to Common Stock- holders and Unit Holders(5) ($ millions)
							TSR ($)	Peer Group TSR ($)
2024	—	—	5,754,274	6,032,922	2,206,123	2,562,099	134.83	123.25	280	527.8
2023	—	—	6,015,205	10,397,228	2,406,619	5,315,520	136.43	113.35	342	473.1
2022	7,761,196	6,710,784	—	—	2,902,402	2,733,528	97.30	99.67	135	363.5
2021	11,176,606	15,683,430	—	—	2,790,546	3,712,300	108.93	131.78	(195)	52.0
2020	4,443,270	1,624,068	—	—	1,363,271	782,922	80.26	92.00	(461)	(149.6)

(1)
Colin Reed was our PEO for the 2020-2022 fiscal years. Mark Fioravanti was our PEO for the 2023-2024 fiscal years. The individuals comprising the non-PEO NEOs for each fiscal year presented are listed below.

2020 – 2022	2023 – 2024
Mark Fioravanti	Colin Reed
Jennifer Hutcheson	Jennifer Hutcheson
Patrick Chaffin	Patrick Chaffin
Scott Lynn	Scott Lynn

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the company’s PEO and non-PEO NEOs. These amounts reflect the 2024 Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the 2024 Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	5,754,274	(3,150,756)	3,429,404	6,032,922

2025 NOTICE OF MEETING AND PROXY STATEMENT

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Compensation Actually Paid (CAP) to Non-PEO NEOs ($)
2024	2,206,123	(903,432)	1,259,408	2,562,099

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables.

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2024	2,631,982	541,838	—	255,584	—	—	3,429,404

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity for Non-PEO NEOs ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non- PEO NEOs ($)	Total – Inclusion of Equity Values for Non-PEO NEOs ($)
2024	754,691	265,639	—	239,079	—	—	1,259,408

(4)
The Peer Group Total Stockholder Return (TSR) set forth in this table utilizes the FTSE NAREIT Equity REITs Index, which we also utilize in the stock performance graph required by Item 201(e) of SEC Regulation S-K included in our 2024 annual report to stockholders. The comparison assumes $100 was invested for the period starting December 31, 2019 through the end of the listed year in the company and in the FTSE NAREIT Equity REITs Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted Funds from Operations (AFFO) available to common stockholders and unit holders to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and non-PEO NEOs in 2024 since, as described in the Compensation Discussion and Analysis above, this metric represents the largest component of the financial performance goals established for our 2024 short-term cash incentive compensation plan. AFFO available to common stockholders and unit holders is a non-GAAP financial measure. For a definition of AFFO available to common stockholders and unit holders and a reconciliation of this non-GAAP financial measure to consolidated net income (the most comparable GAAP financial measure), and an explanation of why we believe AFFO available to common stockholders and unit holders presents useful information to investors, see Appendix A.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Description of the Relationships Between Executive Compensation Actually Paid and Metrics on the Pay Versus Performance Table
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (TSR) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, the company’s cumulative TSR over the five most recently completed fiscal years, and the cumulative TSR for the FTSE NAREIT Equity REITs Index over same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(12/31/2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
20
15
10
5
0
100.00
100.00
92.00
80.26
1.6
0.8
15.7
131.78
108.93
3.7
99.67
97.30
6.7
2.7
136.43
113.35
10.4
5.3
134.83
123.25
6.0
2.6
$150
$100
$50
$0
Company TSR
FTSE NAREIT Index
2019
2020
2021
2022
2023
2024
Fiscal Year
Colin Reed Compensation Actually Paid
Mark Fioravanti Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ryman Hospitality Properties, Inc. TSR
FTSE NAREIT Equity REITs TSR

2025 NOTICE OF MEETING AND PROXY STATEMENT
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and the company’s net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
16
12
8
4
0
-4
-8
-12
-16
-20
-24
Net Income ($ Millions)
$400
$200
$0
-$200
-$400
-$600
1.6
0.8
-461
15.7
3.7
-195
6.7
2.7
135
10.4
5.3
342
6.0
2.6
280
2020
2021
2022
2023
2024
Fiscal Year
Colin Reed Compensation Actually Paid
Mark Fioravanti Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Ryman Hospitality Properties, Inc. Net Income

2025 NOTICE OF MEETING AND PROXY STATEMENT
Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and AFFO Available to Common Stockholders and Unit Holders
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and the company’s AFFO available to common stockholders and unit holders during the five most recently completed fiscal years.

Compensation Actually Paid ($ Millions)
18
15
12
9
6
3
0
-3
-6
1.6
0.8
-149.6
15.7
3.7
52.0
6.7
2.7
363.5
10.4
5.3
473.1
6.0
2.6
527.8
2020
2021
2022
2023
2024
Fiscal Year
600
400
200
0
-200
AFFO Available to Common Stockholders and Unit Holders ($ Millions)
Colin Reed Compensation Actually Paid
Mark Fioravanti Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
AFFO Available to Common Stockholders and Unit Holders

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and our non-PEO NEOs for 2024 to company performance. The measures in this table are not ranked.

Most Important Financial Performance Measures
AFFO Available to Common Stockholders and Unit Holders
Total Consolidated Revenue
Consolidated Adjusted EBITDAre Margin
Relative TSR (Outperformance of 2024 Compensation Peer Group)
Relative TSR (Outperformance of Identified Companies within the FTSE NAREIT Lodging Resorts Index)

2025 NOTICE OF MEETING AND PROXY STATEMENT
Other Compensation Information
Pension Benefits
No NEOs participate in our frozen defined benefit plan.
Nonqualified Deferred Compensation
Supplemental Deferred Compensation
Our supplemental deferred compensation plan, or SUDCOMP, is a nonqualified plan that allows eligible participants, including NEOs (whose ability to contribute amounts to our 401(k) plan may be limited by IRS regulations), to defer up to 40% of their base salary, less amounts deferred under our 401(k) plan, and up to 100% of their short-term cash incentive compensation. We contribute one dollar for each dollar contributed by the participant, up to four percent of the participant’s contributions (less matching amounts under our 401(k) plan).
Participants elect hypothetical investment options mirroring the funds in our 401(k) plan, with the exception of company stock. Participants can change their investment selections on a daily basis in the same manner as the 401(k) plan. Deferred amounts are credited with earnings or losses based on the rate of return of the investment options selected by the participant. When participants elect to defer amounts into the SUDCOMP, they also select when the amounts will be distributed to them. Distributions may either be made in a specific year (whether or not employment has then ended) or at a time that begins at or after termination of employment. Distributions can be made in a lump sum or up to 15 annual installments. However, after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum (without regard to his or her election) if the balance is $10,000 or less.
Supplemental Executive Retirement Plan
When we recruited Mr. Reed to join us in 2001, we agreed to establish a supplemental executive retirement plan, or SERP, for Mr. Reed with an initial retirement benefit of $2.5 million. We believed at the time (and continue to believe) that the SERP was a material factor in Mr. Reed’s agreement to give up benefits at his former employer and to begin working for us. We believe that the SERP benefit was necessary to attract and retain a highly qualified executive such as Mr. Reed. Mr. Reed’s April 23, 2001 employment agreement with us established the SERP, which fully vested on April 23, 2005.
In 2004, as part of an amendment to Mr. Reed’s employment agreement extending his employment term, we agreed to adjust the initial SERP benefit for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. At that time, we also agreed to pay Mr. Reed an additional retirement benefit under the SERP of $1.0 million, as adjusted beginning April 23, 2005 for hypothetical investment earnings or losses, based on the performance of one or more mutual funds selected by Mr. Reed. This additional SERP benefit fully vested on May 1, 2010. Mr. Reed is entitled to receive all of his SERP benefit upon any termination of employment. Mr. Reed has elected to receive his SERP benefits, as adjusted, in the form of one lump sum payment.
On February 4, 2008, we entered into a new employment agreement with Mr. Reed which did not modify the terms of the SERP. On December 18, 2008, we amended Mr. Reed’s employment agreement to allow him to make an irrevocable election to invest his SERP benefit in our common stock. We established an independent rabbi trust and transferred cash in an amount equal to the then-current balance of the SERP benefit, and the independent trustee of the rabbi trust purchased shares of our common stock in the open market.
Mr. Reed is now only entitled to a distribution of our stock and any accrued cash dividends held by the rabbi trust in satisfaction of his SERP benefit. We believe that the ownership of shares of common stock by the rabbi trust and the distribution of those shares and any accrued cash dividends to Mr. Reed in satisfaction of his SERP benefit meets requirements necessary so that we will not recognize any increase or decrease in expense as a result of subsequent changes in the

2025 NOTICE OF MEETING AND PROXY STATEMENT
value of our common stock. The terms of the rabbi trust provide that, to the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares. In 2020 we amended the SERP to remove a provision that, due to an unanticipated change in the tax laws, could have resulted in an unintended significant delay in payment of the SERP benefit to Mr. Reed upon the termination of Mr. Reed’s employment.
2024 Nonqualified Deferred Compensation Table
The table below shows each NEO’s salary deferrals, company matching obligations, earnings and account balances in the SUDCOMP (and, in the case of Mr. Reed, his SERP), as of December 31, 2024.

Name	Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY(2) ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE(3) ($)
Mark Fioravanti	SUDCOMP	44,969	38,382	918,138	—	4,464,752
Colin Reed	SERP(4)	—	—	(842,295)(5)	—	72,653,021(6)
Colin Reed	SUDCOMP	—	—	2,309,947	—	27,068,094
Jennifer Hutcheson	SUDCOMP	28,281	18,915	40,674	—	271,087
Patrick Chaffin	SUDCOMP	31,227	20,547	91,687	—	735,379
Scott Lynn	SUDCOMP	—	—	48,231	—	317,650

(1)
Amounts in this column are reported as compensation in the 2024 Summary Compensation Table above. Amounts in this column do not include deferrals of cash incentive compensation amounts with respect to the 2023 fiscal year paid in 2024 (which, in the case of Mr. Fioravanti, was $141,372) or company matching amounts with respect to such deferral (which, in the case of Mr. Fioravanti, was $73,308).

(2)	None of the amounts in this column are included as compensation in the 2024 Summary Compensation Table above because above-market or preferential earnings are not available.
(3)
Of the amounts listed in this column with respect to the SUDCOMP, the following amounts have been reported as compensation in the 2024 Summary Compensation Table above or previous years (or would have been reported if the NEO had been included in our proxy statement in those years): Mr. Fioravanti: $1,195,134; Mr. Reed: $9,292,421; Ms. Hutcheson: $112,619; Mr. Chaffin: $257,654; and Mr. Lynn: $166,834. With respect to Mr. Reed’s SERP, no amounts have been reported as compensation in the 2024 Summary Compensation Table for 2024 or previous years.

(4)
We have summarized the SERP benefit using the disclosure format prescribed by the SEC for nonqualified deferred compensation (under Item 402(i) of SEC Regulation S-K) rather than pension benefits due to the fact that this SERP benefit more closely resembles a “defined contribution” award than a “defined benefit” award. This determination was based on the fact that the value of the SERP benefit in 2023 was based solely on the amounts previously contributed.

(5)
Represents the change in market value of our common stock from December 31, 2023 to December 31, 2024, plus the reinvestment of cash dividends received on the shares of common stock held in the SERP. This amount has not been reported as compensation in the 2024 Summary Compensation Table for 2024 or previous years since above-market or preferential returns are not available with respect to the SERP.

(6)
Represents the value of both the initial SERP benefit and the additional SERP benefit as of December 31, 2024, which is calculated by multiplying the 696,260 shares of our common stock held by the rabbi trust on such date by the December 31, 2024 NYSE closing price of our common stock ($104.34), plus accrued cash.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Potential Payments on Termination or Change of Control
Employment and Severance Agreements
Mr. Fioravanti and Mr. Reed each have employment agreements with us, originally entered into in February 2008, with an initial two-year term and automatically renewing two-year terms (unless either party provides notice of non-renewal). Mr. Fioravanti’s employment agreement was amended in February 2010, September 2010, November 2012, March 2022 and October 2022. Mr. Reed’s employment agreement was amended in December 2008, September 2010, November 2012, December 2020 and October 2022. Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with each of their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for cash payments and other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control (as defined below). Payment of these amounts generally is conditioned upon compliance with the other provisions of the agreement, which include confidentiality obligations and nonsolicitation and noncompetition provisions.
Ms. Hutcheson, Mr. Chaffin and Mr. Lynn each have severance agreements with us, entered into in March 2022 (in the case of Ms. Hutcheson) and February 2018 (in the case of Mr. Chaffin and Mr. Lynn). The severance agreements provide for cash payments and other benefits only in connection with Ms. Hutcheson’s, Mr. Chaffin’s or Mr. Lynn’s termination of employment in the event of a Change of Control.
Payment of these amounts generally is conditioned upon compliance with the other provisions of the severance agreement, which include confidentiality obligations. In addition, Ms. Hutcheson’s, Mr. Chaffin’s and Mr. Lynn’s equity incentive award agreements, and the terms of our incentive and other benefit plans, provide for other benefits in connection with their termination of employment in various circumstances, including in the event of a Change of Control.
Description of Potential Payments on Termination or Change of Control
The discussion below outlines our obligations to our NEOs upon a termination or Change of Control. Except as otherwise noted, the discussion applies to each NEO.
Payments Made on Any Termination of Employment
Regardless of the manner in which an NEO’s employment with us is terminated, the NEO would be entitled to receive amounts which have been earned by the NEO pursuant to the terms of our incentive and other benefit plans(1).
(1)
These amounts consist of: (1) accrued but unpaid base salary through the date of termination; (2) any unpaid portion of any annual short-term cash incentive compensation bonus for prior calendar years; (3) accrued but unpaid vacation pay, unreimbursed employment-related expenses and other benefits owed to the NEO under our general employee benefit plans or policies; (4) all vested 401(k) plan and SUDCOMP account balances; and (5) in the case of Mr. Reed, his SERP benefit.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination With Cause or Resignation Without Good Reason
Mr. Fioravanti’s and Mr. Reed’s employment agreements each provide that if the executive is terminated for Cause(2) or if he resigned without Good Reason(3) he would not be entitled to receive any payments (other than as listed under Payments Made on Any Termination of Employment).
Payments Made on Death or Disability
Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits (in addition to payments under our disability or life insurance plans) if the executive dies or becomes “permanently disabled” (defined as a physical or mental incapacity rendering him unable to perform job duties for 90 consecutive days or for a total of 180 days in any 12 month period):

•	all amounts under Payments Made on Any Termination of Employment above;
•	a pro rata portion of his annual short-term cash incentive compensation in the year of termination;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria;

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date); and
•
in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

In the event of Ms. Hutcheson’s, Mr. Chaffin’s or Mr. Lynn’s death or permanent disability, the executive would be entitled, under the terms of the executive’s equity incentive award agreements and the terms of our incentive and other benefit plans, to the following (in addition to payments under our disability or life insurance plans):

•	all amounts under Payments Made on Any Termination of Employment above;
•	the immediate vesting of all time-based RSUs;
•
for all performance-based RSUs, a pro rata (based on length of service during the performance period) portion of the awards actually vesting to the extent of satisfaction of the applicable performance criteria; and

•	the accelerated vesting of all outstanding stock option awards (with an exercise period ending on the option expiration date).

(2)
Under Mr. Fioravanti’s and Mr. Reed’s employment agreements, the term “Cause” is defined as: fraud, self-dealing, embezzlement or dishonesty in the course of employment, or any conviction of a crime involving moral turpitude; a failure to comply with any valid or legal company directive, or any material uncured breach of obligations under the employment agreement; or the executive’s failure to adequately perform his responsibilities, as demonstrated by objective and verifiable evidence showing that the business operations under his control have been materially harmed as a result of gross negligence or willful misconduct.

(3)
Under Mr. Fioravanti’s and Mr. Reed’s employment agreements, the term “Good Reason” is defined as: any adverse change in the executive’s position or title (whether or not approved by our Board), any assignment over the executive’s reasonable objection to any duties materially inconsistent with his current position or a substantial adverse alteration in the nature of his responsibilities; a reduction in the executive’s annual base salary; a failure to pay any portion of the executive’s current compensation, or a failure to continue in effect any material compensatory plan (or equivalent) in which the executive may participate; permanent relocation of the executive’s principal place of employment to a location other than our corporate headquarters; a failure to provide, or a material reduction of, any insurance, retirement savings plan or other employee benefits package substantially similar to those enjoyed by other senior executives in which the executive is entitled to participate; or a material uncured breach of the company’s obligations under the executive’s employment agreement (or the company’s failure to renew it).

2025 NOTICE OF MEETING AND PROXY STATEMENT
Payments Made on Termination Without Cause or Resignation for Good Reason (Other Than Following a Change of Control)
Mr. Fioravanti’s and Mr. Reed’s employment agreements, together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for the following payments and other benefits if the executive is terminated without Cause (or resigned for Good Reason), other than following a Change of Control:

•	all amounts under Payments Made on Any Termination of Employment above;
•	a severance payment equal to two times the executive’s current base salary plus two times the executive’s annual short-term cash incentive compensation for the previous year;
•	in the case of Mr. Fioravanti, a pro rata portion of his annual cash bonus in the year of termination;
•	immediate vesting of all RSU awards scheduled to vest within 2 years of termination (in the case of performance-based RSUs, to the extent of the satisfaction of applicable performance criteria);
•	the accelerated vesting of all stock option awards scheduled to vest within 2 years of termination (with the executive having 2 years from termination to exercise the awards); and
•
in the case of Mr. Fioravanti, an amount equal to the equivalent cost of COBRA medical coverage for Mr. Fioravanti and his spouse for a period of 2 years from termination; and in the case of Mr. Reed, continuation of health care coverage at employee rates for Mr. Reed and his spouse until the earlier of their election to terminate coverage (or their non-payment of premiums), their death or until we stop providing health care coverage to our employees.

Payments Made on Termination Without Cause or Resignation for Good Reason Following a Change of Control
Mr. Fioravanti’s and Mr. Reed’s employment agreements (and Ms. Hutcheson’s, Mr. Chaffin’s and Mr. Lynn’s severance agreements), together with their equity incentive award agreements and the terms of our incentive and other benefit plans, provide for payments and other benefits in the event of a termination in a designated period(4) following a Change of Control.
With respect to the employment agreements with Mr. Fioravanti and Mr. Reed (and the severance agreements with Ms. Hutcheson, Mr. Chaffin and Mr. Lynn), a “Change of Control” is deemed to occur if:
•	any person, other than us, our benefit plan or our designated affiliates, becomes the beneficial owner of 35% or more of our outstanding voting stock;
•	a majority of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board;
•
following a merger, tender or exchange offer, other business combination or contested election, the holders of our stock prior to the transaction hold less than a majority of the combined voting power of the combined entity; or

•	we sell all or substantially all of our assets.
(4)	For Mr. Fioravanti and Mr. Reed, this period is one year. For Ms. Hutcheson, Mr. Chaffin and Mr. Lynn, this period is two years.

2025 NOTICE OF MEETING AND PROXY STATEMENT
If any of our NEOs were terminated without Cause(5) (or resigned for Good Reason(6)) following a Change of Control within the designated period, the executive would be entitled to receive:

•	all amounts under Payments Made on Any Termination of Employment above;
•	the following severance payment:

Mr. Fioravanti & Mr. Reed	Ms. Hutcheson, Mr. Chaffin & Mr. Lynn

3x base salary plus 3x the greater of (i) his annual short-term cash incentive compensation for the most recent year, or (ii) his average short-term cash incentive compensation for the most recent 3 years
2x base salary plus 2x last year’s annual bonus

•	immediate vesting of all RSUs, with performance-based RSUs vesting at the target level;
•	the accelerated vesting of all outstanding stock option awards. Each NEO would have 2 years from termination to exercise the awards;

•
continuation of health care coverage at employee rates: for Mr. Fioravanti, an amount equal to the equivalent cost of COBRA medical coverage for Mr. Fioravanti and his spouse for a period of 3 years from termination; for Mr. Reed and his spouse, until the earlier of their election to terminate such coverage (or non-payment of premiums), their death or until we stop providing health care coverage to our employees; and for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn, for 2 years from the Change of Control;

•	in the case of Mr. Fioravanti, executive physical examination fees for 3 years.

In addition, under the terms of our omnibus incentive plan and the award agreements issued thereunder, in the event of a Change of Control(7), irrespective of any termination of employment, all outstanding RSU awards held by our NEOs and other employees would vest immediately, with performance-based RSUs vesting at target level, and all outstanding stock option awards held by our NEOs and other employees would automatically accelerate and become exercisable.
(5)	The severance agreements for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn provide that the executive may be terminated for Cause if the executive was terminated for gross misconduct.
(6)
The severance agreements for Ms. Hutcheson, Mr. Chaffin and Mr. Lynn provide that the executive may terminate his or her employment for Good Reason following a Change of Control if: the executive’s salary is reduced, there is a material reduction in the executive’s benefits or there is a material change in the executive’s status, working conditions or management responsibilities; or the executive is required to relocate his/her residence more than 100 miles from our corporate headquarters.

(7)
Under the terms of our omnibus incentive plans, a “Change of Control” is deemed to occur if: (i) any person (subject to certain exceptions) becomes the beneficial owner of 35% or more of the combined voting power of our then outstanding voting securities; (ii) two-thirds of the incumbent members of our Board cease to serve on our Board without the consent of the incumbent Board; (iii) following the consummation of a merger, consolidation or reorganization, (a) the holders of our voting securities immediately prior to the transaction hold less than a majority of the combined voting power of the resulting entity in substantially the same proportion as their ownership prior to such merger, consolidation or reorganization, (b) the individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute less than two-thirds of the members of the board of directors of the resulting entity, and (c) no person (subject to certain exceptions) has beneficial ownership of 35% or more of the resulting entity’s then outstanding voting securities; (iv) we completely liquidate or dissolve the company; or (v) we sell substantially all of our assets to any person, other than a transfer to a subsidiary of the company.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Summary of Potential Payments on Termination or Change of Control
The following tables estimate the value of the potential payments on termination or change of control of the company for the NEOs as of December 31, 2024.

Benefits and Payments Upon Termination	Termination for Cause or Resignation Without Good Reason ($)	Retirement ($)	Death or Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Termination Without Cause or Resignation for Good Reason Upon a Change of Control(10) ($)
Cash Severance
Mr. Fioravanti	—	—	—	5,839,200(1)	8,758,800(2)
Mr. Reed	—	—	—	3,376,000(1)	8,640,100(2)
Ms. Hutcheson	—	—	—	—	2,928,032(3)
Mr. Chaffin	—	—	—	—	2,953,372(3)
Mr. Lynn	—	—	—	—	2,397,174(3)
Non-Equity Incentive Compensation
Mr. Fioravanti	—	—	—	—	—
Mr. Reed	—	—	—	—	—
Ms. Hutcheson	—	—	—	—	—
Mr. Chaffin	—	—	—	—	—
Mr. Lynn	—	—	—	—	—
Performance-Based RSU Accelerated Vesting(4)
Mr. Fioravanti	—	—	4,662,224	3,397,728	4,662,224
Mr. Reed	—	—	5,239,016	4,636,870	5,239,016
Ms. Hutcheson	—	—	1,490,184	—	1,490,184
Mr. Chaffin	—	—	1,236,533	—	1,236,533
Mr. Lynn	—	—	984,135	—	984,135
Time-Based RSU Accelerated Vesting(5)
Mr. Fioravanti	—	—	4,920,779	3,754,988	4,920,779
Mr. Reed	—	—	3,221,706	1,612,262	3,221,706
Ms. Hutcheson	—	—	983,300	—	983,300
Mr. Chaffin	—	—	884,908	—	884,908
Mr. Lynn	—	—	724,328	—	724,328
Other Benefits and Perquisites
Mr. Fioravanti	—	—	—	13,848(6)	29,772(7)
Mr. Reed	—	—	215,592(8)	215,592(8)	215,592(8)
Ms. Hutcheson	—	—	—	—	45,802(9)
Mr. Chaffin	—	—	—	—	45,802(9)
Mr. Lynn	—	—	—	—	45,802(9)

(1)	Amount equal to two times base salary in effect for the NEO at December 31, 2024, plus two times short-term cash incentive compensation for the NEO for the 2023 fiscal year.

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(2)
Amount equal to three times base salary in effect for the NEO at December 31, 2024, plus three times the greater of (i) short-term cash incentive compensation for the 2023 fiscal year, and (ii) the average short-term cash incentive compensation for the three most recently completed fiscal years.

(3)	Amount equal to two times base salary in effect at December 31, 2024, plus two times annual bonus for the 2023 fiscal year.
(4)
Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2024 NYSE closing price of our common stock ($104.34), assuming (1) in the case of performance-based RSU awards, vesting of the 2022 performance based RSU awards at the stretch (150%) performance level, and (2) vesting of the 2023 performance based RSU awards and 2024 performance based RSU awards at the target (100%) performance level. The 2022 performance-based RSU awards ultimately vested in March 2025 at the stretch (150%) payout level based on our achievement of TSR over the applicable performance period, as determined by the Human Resources Committee. The number of shares of common stock to be issued upon vesting of the remaining performance-based RSUs will ultimately be based upon the actual achievement of the performance goals stated in the applicable award agreement.

(5)	Calculated by multiplying the number of shares of common stock to be issued on the vesting of such award(s) by the December 31, 2024 NYSE closing price of our common stock ($104.34).
(6)	Represents the employer portion of health insurance coverage for Mr. Fioravanti and his spouse for a period of two years.
(7)	Represents the employer portion of health insurance coverage for Mr. Fioravanti and his spouse for a period of three years and physical examination fees for Mr. Fioravanti for a period of three years.
(8)
Represents health insurance coverage for Mr. Reed and his spouse for a period of 13 years (assuming a life expectancy of 90 years for Mr. Reed and assuming an annual cost of $16,584, which was the cost of such benefit in 2024).

(9)	Represents the employer portion of health insurance premiums for family coverage for a period of two years.
(10)
The awards underlying the amounts set forth under the headings “Performance-Based RSU Accelerated Vesting” and “Time-Based RSU Accelerated Vesting” will automatically vest, with performance-based RSU awards vesting at target level, upon a Change of Control (as defined in the applicable omnibus incentive plan and the award agreements issued thereunder), irrespective of whether or not the NEO is terminated in connection with a Change of Control.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Director Compensation
Cash Compensation
Each non-employee director received the following annual cash compensation in 2024:

Compensation Item	Amount ($)
Annual Retainer (Independent Directors)	80,000
Independent Lead Director	30,000
Audit Committee Chair	30,000
Human Resources Committee Chair	20,000
Nominating and CG Committee Chair	20,000
Risk Committee Chair	20,000
Audit Committee Members	10,000
Human Resources Committee Members	10,000
Nominating and CG Committee Members	7,500
Risk Committee Members	10,000

No changes were made to the level of cash compensation received by our non-employee directors in 2024 as set forth above compared to 2023, except for (i) establishing compensation for the Chair and members of the Risk Committee, which was formed in the second quarter of 2024, (ii) a $5,000 increase in the amount paid to each of the Chair of the Audit Committee and the Nominating and Corporate Governance Committee, and (iii) a $15,000 increase in the amount of the annual retainer paid to each non-employee director, This level of annual cash compensation, which was recommended by the Human Resources Committee and approved by the full Board, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
Directors may elect to defer their cash compensation in the form of RSUs, the receipt of which will be deferred until either a specified date or the director’s retirement or resignation from the Board. All directors are reimbursed for expenses incurred in attending meetings. Mr. Reed and Mr. Fioravanti do not receive cash compensation for their service as a director.
Equity-Based Compensation
During 2024 each non-employee director received, as of the date of the first board meeting following the annual meeting of stockholders, an annual grant of RSUs having a fixed dollar value of $120,000 (based upon the fair market value of our common stock on the grant date), which was unchanged from 2023. The level of annual equity-based compensation paid to non-employee directors, which was recommended by the Human Resources Committee and approved by the full Board, was determined based on, among other factors, peer group and general market information provided to the Human Resources Committee by Aon.
RSUs granted to directors vest fully on the first anniversary of the date of grant and are settled in shares of our common stock on such date, unless receipt of such shares is deferred by the director. Until shares of common stock are issued in conversion of the RSUs, the director does not have any rights as a stockholder with respect to such RSUs, other than the right to receive additional RSUs equal to any dividends paid on our common stock.
Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our non-employee directors, which require directors to hold a minimum of 6,000 shares of our common stock, with a five-year time period to comply. Shares of common stock issuable upon the vesting of RSUs are credited toward this requirement. If a non-employee director is not currently in compliance with these guidelines (regardless of the applicable grace period for compliance) the non-employee director must retain 50% of the net shares (after satisfying any tax obligations and any required payments upon exercise) received upon vesting of RSUs or the exercise of stock options. As of January 31, 2025 (the annual compliance date), after taking into account the applicable grace period, all of our non-employee directors then serving in office met this requirement, as follows:

	Required Ownership (#)	Shares Owned(1) (#)
Rachna Bhasin	6,000	8,514
Alvin Bowles	6,000	6,473
William E. Haslam	6,000	23,977
Erin M. Helgren	6,000	1,187
Fazal Merchant(2)	6,000	6,012
Christine Pantoya	6,000	7,512
Robert Prather	6,000	41,756
Michael Roth	6,000	42,102

(1)
Includes the following shares represented by RSUs held by each director: Ms. Bhasin: 1,187; Mr. Bowles: 3,325; Mr. Haslam: 1,187; Ms. Helgren: 1,187; Mr. Merchant: 1,187; Ms. Pantoya 2,539; Mr. Prather: 37,796; and Mr. Roth: 1,187.

(2)	Mr. Merchant resigned as a member of the Board of Directors effective as of March 17, 2025.

2025 NOTICE OF MEETING AND PROXY STATEMENT
2024 Non-Employee Director Compensation Table
The following table summarizes the annual compensation for 2024 for our non-employee directors who served as directors in 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Rachna Bhasin	89,375	119,958	—	—	—	—	209,333
Alvin Bowles	80,625	119,958	—	—	—	—	200,583
William E. Haslam	80,625	119,958	—	—	—	—	200,583
Erin M. Helgren	62,500	119,958	—	—	—	—	182,458
Fazal Merchant(3)	97,500	119,958	—	—	—	—	217,458
Christine Pantoya	86,250	119,958	—	—	—	—	206,208
Robert Prather	117,500	119,958	—	—	—	—	237,458
Michael Roth	104,375	119,958	—	—	—	—	224,333

(1)
The amount listed above represents cash compensation paid to the director for their service as a director, or amounts of cash compensation which have been deferred by the director in the form of RSUs, as described above. Compensation for service on the Board and its committees is payable quarterly in arrears. Due to the timing of payments, these amounts may not correspond to the amounts listed above under Cash Compensation.

(2)
Represents the grant date fair value of the annual grant of 1,152 RSUs to the non-employee directors then serving as directors on May 9, 2024, determined in accordance with FASB ASC Topic 718. See Note 7 to our consolidated financial statements for the three years ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 for the assumptions made in determining grant date fair value. As of December 31, 2024, the non-employee directors then serving as directors held the following RSUs (consisting of annual RSU grants, including RSUs previously deferred, and RSUs granted pursuant to the directors deferred compensation plan, as adjusted for dividends paid on our common stock):

Non-Employee Director	RSUs (#)
Rachna Bhasin	1,175
Alvin Bowles	3,291
William E. Haslam	1,175
Erin M. Helgren	1,175
Fazal Merchant	1,175
Christine Pantoya	2,513
Robert Prather	37,392
Michael Roth	1,175

(3)	Mr. Merchant resigned as a member of the Board of Directors effective as of March 17, 2025.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Certain Transactions

Related Party Transactions
Since January 1, 2024 there have not been any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act, except as set forth below.
In the fourth quarter of 2024, the company acquired a fractional interest in an aircraft for a purchase price of approximately $6.4 million, a transaction in which both Mr. Haslam (one of our independent directors) and an entity affiliated with Mr. Reed (our Executive Chairman) each also acquired a fractional interest in such aircraft for a purchase price of approximately $3.2 million each. The aircraft is managed and operated by a third party provider. The company, Mr. Haslam and Mr. Reed’s affiliated entity, respectively, are each responsible for their proportionate share of a fixed monthly fee owed to the third party provider, and each is responsible for all variable costs related to their own respective use of the aircraft. The company’s purchase of the fractional interest in the aircraft was approved by the Board and the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee also determined that this transaction would not compromise Mr. Haslam’s independence for a variety of reasons, including that the transaction does not involve the payment of any money by the company, directly or indirectly, for the benefit of Mr. Haslam, and that the relationship is typical for fractional ownership programs managed and operated by a third party.
Our policies and procedures for the review, approval or ratification of related person transactions (including those required to be disclosed under Item 404(a) of SEC Regulation S-K) are referenced in our Code of Business Conduct and Audit Committee charter and are as follows: Possible related person transactions are first screened by the company’s legal department for materiality and then sent to the Audit Committee of the Board (or, if otherwise determined by the Board, another committee of the Board) for review, discussion with the company’s management and approval. In its discretion, the Audit Committee (or other committee) may also consult with our legal department or external legal counsel. Audit Committee (or other committee) review and approval of related person transactions would be evidenced in the minutes of the applicable Audit Committee (or other committee) meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of those reports and written representations from our executive officers and directors, the company is aware of no late Section 16(a) filings.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Equity Compensation Plan Information
December 31, 2024 Equity Compensation Plan Information Table
The table below includes information about our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	448,465(1)	—(1)	1,847,249
Equity compensation plans not approved by security holders	—	—	—
Total:	448,465(1)	—(1)	1,847,249

(1)
Consists of: 289,831 shares issuable upon the vesting of time-based RSUs, with a weighted-average grant date fair value of $91.63 per share; and 158,634 shares issuable upon the vesting of performance-based RSUs, with a weighted-average grant date fair value of $89.97 per share (valuing the 2022 performance-based RSUs at the stretch (150%) level and the remaining performance-based RSUs outstanding at the target (100%) level).

2025 NOTICE OF MEETING AND PROXY STATEMENT
Our Independent Registered Public Accounting Firm
Appointment of Ernst & Young LLP
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The committee has appointed Ernst & Young LLP as our independent registered public accounting firm, who will audit our consolidated financial statements for 2025 and the effectiveness of our internal control over financial reporting as of December 31, 2025. This appointment has been submitted for your ratification.
The committee and the Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the company and its stockholders. In making this determination, the committee and the Board have taken into account Ernst & Young LLP’s significant institutional knowledge of our business, operations, accounting policies and financial systems, and internal controls framework, as well as Ernst & Young LLP’s technical expertise (including with respect to REITs), efficiency of services, quality of communications with the committee and management and independence. In addition, in accordance with applicable rules on partner rotation, the lead audit engagement partner may serve a maximum of five years. The committee is involved in considering the selection of Ernst & Young LLP’s primary engagement partner when there is a rotation.
If you do not ratify the appointment of Ernst & Young LLP, the committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.
Fee Information
We paid the following amounts as audit, audit-related, tax and other services fees to Ernst & Young LLP for the years ended December 31, 2024 and 2023:

Description of Services	2024 Fees ($)	2023 Fees ($)
Audit Fees	1,916,512	2,229,000
Audit-Related Fees	332,905	567,601
Tax Fees	135,195	308,192
All Other Fees	—	—
Total:	2,384,612	3,104,793

Audit Related Fees
The fees for audit services during 2024 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2024 quarterly financial statements. The fees for audit services during 2023 include fees associated with the audit of our consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of our 2023 quarterly financial statements.
The fees for audit-related services during 2024 primarily represent fees for stand-alone audits of certain of our subsidiaries. The fees for audit-related services during 2023 primarily represent fees for stand-alone audits of certain of our subsidiaries and fees for due diligence services related to our acquisition of the JW Marriott Hill Country Resort & Spa.
We believe that the engagement of Ernst & Young LLP to provide these services, and the amount of fees paid to Ernst & Young LLP in 2024 and 2023 to provide these services, was appropriate and in the best

2025 NOTICE OF MEETING AND PROXY STATEMENT
interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure.
Tax Fees
In 2024, approximately 11% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 89% of fees in 2024 were for non-recurring tax services related primarily to tax advice and planning with respect to REIT lease and transfer pricing, as well as our acquisition of the JW Marriott Hill Country Resort & Spa.
In 2023, approximately 15% of fees for tax services related to general tax compliance matters, tax advice and planning, and tax assistance with respect to our REIT compliance efforts. The remaining 85% of fees in 2023 were for non-recurring tax services related primarily to tax advice and planning with respect to REIT lease and transfer pricing, as well as our acquisition of the JW Marriott Hill Country Resort & Spa.
We believe that the engagement of Ernst & Young LLP to provide tax services, particularly in light of our REIT structure and our other tax compliance obligations, and the amount of fees paid to Ernst & Young LLP in 2024 and 2023 to provide these services, was appropriate and in the best interests of the company and our stockholders given Ernst & Young LLP’s expertise and historical knowledge of our company and its organizational structure.
Audit Committee Pre-Approval Policy
All audit, audit-related, tax and other services were pre-approved by the committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The committee’s pre-approval policy provides for pre-approval of audit, audit-related, tax and other services specifically described by the committee on an annual basis, and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.
The committee operates under a written charter originally adopted by the Board on February 4, 2004, as amended, which can be found on our website under “Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it by making a written request addressed to:
Ryman Hospitality Properties, Inc.
Attn: Corporate Secretary
One Gaylord Drive
Nashville, Tennessee 37214
All members of the committee meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. In addition, the Board has determined that Mr. Prather is an “audit committee financial expert” for purposes of SEC rules. During the fall of 2024 the committee conducted its annual self-evaluation in order to assess its effectiveness, and at its December 2024 meeting the committee members discussed the results of its self-evaluation process.
The committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the system of internal control over financial reporting which management and the Board have established, oversees compliance with legal and regulatory requirements by the company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance.
As part of its oversight of our financial statements, the committee has:
•	reviewed and discussed our audited financial statements for the year ended December 31, 2024, with management and Ernst & Young LLP, our independent registered public accounting firm;
•	discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee on independence, and has discussed with Ernst & Young LLP its independence.

2025 NOTICE OF MEETING AND PROXY STATEMENT
The committee also has considered whether the provision by Ernst & Young LLP of non-audit services described under Our Independent Registered Public Accounting Firm above is compatible with maintaining Ernst & Young LLP’s independence.
The committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the adequacy and effectiveness of the company’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting. In addressing the quality of management’s accounting judgments, members of the committee asked for management’s representations that our audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles.
In performing these functions, the committee acts in an oversight capacity. In its oversight role, the committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, which in its report expresses an opinion on the conformity of our annual financial statements with generally accepted accounting principles.
In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Audit Committee:
Robert Prather, Chair
Erin M. Helgren
Christine Pantoya

2025 NOTICE OF MEETING AND PROXY STATEMENT
Submitting Stockholder Proposals and Nominations for 2026 Annual Meeting
Stockholder Proposals
If you would like to submit a proposal for inclusion in our proxy statement for the 2026 annual meeting under SEC Rule 14a-8, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 5, 2025 and otherwise comply with the requirements of Rule 14a-8.
If you want to bring business before the 2026 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8 (excluding director nominations, which are discussed below under Nominations of Board Candidates), our Bylaws require that you deliver a notice in proper written form (and provide all information required by our Bylaws) to our Secretary by February 7, 2026, but not before January 8, 2026 (or, if the annual meeting is called for a date that is not within 30 days of May 8, 2026, the notice must be received no earlier than 5:00 p.m. central time on the 120th day prior to such annual meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs). If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting, and your business will not be transacted at that meeting.
Nominations of Board Candidates
If you wish to nominate an individual to serve as a director, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Secretary upon written request), the proposed nominee’s written consent to nomination and the additional information as set forth in our Bylaws.
For a stockholder’s notice to the Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices: (a) in the case of a nomination to be voted on at an annual meeting, by February 7, 2026, but not before January 8, 2026 (or, if the annual meeting is called for a date that is not within 30 days of May 8, 2026, the notice must be received no earlier than 5:00 p.m. central time on the 120th day prior to such annual meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs); and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, no earlier than 5:00 p.m. central time on the 120th day prior to such special meeting and not later than 5:00 p.m. central time on the later of the 90th day prior to such special meeting or the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Any notice of a director nomination must also be in accordance with Rule 14a-19(b) of the Exchange Act. If the presiding officer at a meeting determines that a nomination was not properly made in accordance with the procedures set forth in our Bylaws, then the presiding officer will declare to the meeting that the nomination was defective, and the defective nomination shall be disregarded.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Discretionary Voting of Proxies on Other Matters
We do not intend to bring any proposals to the Annual Meeting other than Proposals 1, 2 and 3. As noted above, our Bylaws require stockholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.
Instructions for Attending the Annual Meeting Virtually
We intend to conduct the Annual Meeting both in-person and online via live webcast. However, we may impose additional procedures or limitations on in-person meeting attendees, or we may decide to hold the meeting entirely online (i.e., a virtual-only meeting). We will announce any changes to the Annual Meeting via a press release and the filing of additional soliciting materials with the Securities and Exchange Commission, and we will also announce any changes on our proxy website, located at https://ir.rymanhp.com/proxy-materials-1. We encourage you to check this website in advance if you plan to attend the Annual Meeting in person.
To participate in the Annual Meeting virtually, visit www.virtualshareholdermeeting.com/RHP2025 and enter the control number included on your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. central time on May 8, 2025. The Annual Meeting will begin promptly at 10:00 a.m. central time.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Chrome and Safari) and devices (including computers, tablets and cell phones) running the most updated version of applicable software. Participants should ensure that they have a reliable WiFi connection whenever they intend to participate in the Annual Meeting. Participants should allow time to log in and ensure that they can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. eastern time on April 18, 2025, until 11:59 p.m. eastern time on April 25, 2025, by logging into www.proxyvote.com and entering your control number included on your proxy materials. Once past the login screen, click on “Question for Management”, type in your question and click “Submit”. In addition, www.proxyvote.com will re-open for questions beginning at 8:30 a.m. eastern time on May 5, 2025 until 11:59 p.m. eastern time on May 7, 2025. If you would like to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/RHP2025, type your question into the “Ask a Question” field and click “Submit”.
Questions pertinent to meeting matters will be answered during the question and answer period immediately following the formal business portion of the Annual Meeting. In order to give as many shareholders as possible the opportunity to ask questions, each shareholder will be limited to one question. Questions regarding personal matters, such as employment or service-related issues, or other matters not deemed pertinent to meeting matters or otherwise suitable for discussion at the meeting (in the discretion of the presiding officer at the meeting) will not be answered. Any questions suitable for discussion at the meeting that cannot be answered during the meeting due to time constraints will be posted online and answered at https://ir.rymanhp.com/proxy-materials-1 (and such questions (and answers) will be available as soon as practicable after the meeting and will remain available for two weeks after posting).
By Order of the Board of Directors,

Scott J. Lynn, Secretary
Nashville, Tennessee
April 4, 2025

2025 NOTICE OF MEETING AND PROXY STATEMENT
Appendix A
Reconciliation of Non-GAAP Financial Measures to GAAP Measures
Reconciliation of FFO(1) Available to Common Stockholders and Unit Holders
and Adjusted FFO Available to Common Stockholders and Unit Holders to Net Income
(in thousands, except per share data)

	Twelve Months Ended December 31,
	2024	2023	2022	2021
Net income(2)	$280,190	$341,800	$134,948	$(194,801)
Noncontrolling interest in consolidated joint venture	(6,760)	(28,465)	(5,032)	16,501
Net income available to common stockholders and unit holders	$273,430	$313,335	$129,916	$(178,300)
Depreciation & amortization	235,437	211,064	208,494	220,211
Adjustments for noncontrolling interest	(8,856)	(7,083)	(3,346)	(11,069)
Pro rata adjustments from joint ventures	5	73	92	73
FFO available to common stockholders and unit holders	$500,016	$517,389	$335,156	$30,915
Right-of-use asset amortization	189	163	122	146
Non-cash lease expense	3,501	5,710	4,831	4,375
Pension settlement charge	858	1,313	1,894	1,379
Pro rata adjustments from joint ventures(3)	(272)	10,508	—	—
Gain on other assets	(270)	—	469	(317)
Amortization of deferred financing costs	10,655	10,663	9,829	8,790
Amortization of debt discounts and premiums	2,397	2,325	989	(279)
Loss on extinguishment of debt	2,479	2,252	1,547	2,949
Adjustments for noncontrolling interest	(3,137)	18,635	(928)	(294)
Transaction costs of acquisitions	1,209	—	1,348	360
Deferred tax provision (benefit)(2)	10,196	(95,825)	8,244	4,006
Adjusted FFO available to common stockholders and unit holders	$527,821	$473,133	$363,501	$52,030

(1)
We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments from unconsolidated joint ventures.

To calculate Adjusted FFO available to common stockholders and unit holders, we then exclude, to the extent the following adjustments occurred during the periods presented:
•	right-of-use asset amortization;
•	impairment charges that do not meet the NAREIT definition above;
•	write-offs of deferred financing costs;
•	amortization of debt discounts or premiums and amortization of deferred financing costs;
•	loss on extinguishment of debt;
•	non-cash lease expense;
•	credit loss on held-to-maturity securities;
•	pension settlement charges;
•	additional pro rata adjustments from unconsolidated joint ventures;

2025 NOTICE OF MEETING AND PROXY STATEMENT
•	(gains) losses on other assets;
•	transaction costs of acquisitions;
•	deferred income tax expense (benefit); and
•	any other adjustments we have identified herein.
FFO available to common stockholders and unit holders and Adjusted FFO available to common stockholders and unit holders exclude the ownership portion of the joint ventures not controlled or owned by the company.
We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding the performance of our ongoing operations because each presents a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items, which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use these non-GAAP financial measures as measures in determining our results after considering the impact of our capital structure.
We caution investors that non-GAAP financial measures we present may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. The non-GAAP financial measures we present should not be considered as alternative measures of our net income, operating performance, cash flow or liquidity. These non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that these non-GAAP financial measures can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as net income, operating income, or cash flow from operations.
(2)	The company recorded a $112.5 million deferred tax benefit in the fourth quarter of 2023 for the release of income tax valuation allowance.
(3)
In 2023, we and our joint venture partner agreed to wind down the Circle joint venture, with operations ceasing December 31, 2023. As a result, we incurred a loss related to Circle of approximately $10.5 million in 2023.

2025 NOTICE OF MEETING AND PROXY STATEMENT
Reconciliation of Consolidated Adjusted EBITDAre(1) to Net Income
(in thousands)

	Twelve Months Ended December 31,
	2024		2023
Consolidated	$	Margin	$	Margin
Revenue	$2,339,226		$2,158,136
Net income(2)	$280,190	12.0%	$341,800	15.8%
Interest expense, net	197,418		189,947
Provision (benefit) for income taxes	13,836		(93,702)
Depreciation and amortization	235,626		211,227
Gain on sale of assets	(270)		—
Pro rata EBITDAre from unconsolidated joint ventures	5		25
EBITDAre	726,805	31.1%	649,297	30.1%
Preopening costs	4,618		1,308
Non-cash lease expense	3,501		5,710
Equity-based compensation expense	13,891		15,421
Pension settlement charge	858		1,313
Interest income on Gaylord National bonds	4,616		4,936
Loss on extinguishment of debt	2,479		2,252
Transaction costs of acquisitions	1,209		—
Pro rata adjusted EBITDAre from unconsolidated joint ventures(3)	(272)		10,508
Adjusted EBITDAre	$757,705	32.4%	$690,745	32.0%
Adjusted EBITDAre of noncontrolling interest in consolidated joint venture	(31,746)		(29,884)
Consolidated Adjusted EBITDAre, excluding noncontrolling interest in consolidated joint venture	$725,959	31.0%	$660,861	30.6%

(1)
We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property of the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented:
•	preopening costs;
•	non-cash lease expense;
•	equity-based compensation expense;
•	impairment charges that do not meet the NAREIT definition above;
•	credit losses on held-to-maturity securities;
•	transaction costs of acquisitions;
•	interest income on bonds;
•	loss on extinguishment of debt;
•	pension settlement charges;
•	pro rata Adjusted EBITDAre from unconsolidated joint ventures; and
•	any other adjustments we have identified herein.
We then exclude the pro rata share of Adjusted EBITDAre related to noncontrolling interests in consolidated joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture.

2025 NOTICE OF MEETING AND PROXY STATEMENT
We use EBITDAre, Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture to evaluate our operating performance. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of these non-GAAP financial measures, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest in Consolidated Joint Venture provides useful information to investors regarding our operating performance and debt leverage metrics.
(2)	The company recorded a $112.5 million deferred tax benefit in the fourth quarter of 2023 for the release of income tax valuation allowance.
(3)
In 2023, we and our joint venture partner agreed to wind down the Circle joint venture, with operations ceasing December 31, 2023. As a result, we incurred a loss related to Circle of approximately $10.5 million in 2023.

RYMAN HOSPITALITY PROPERTIES, INC.
ONE GAYLORD DRIVE
NASHVILLE, TN 37214

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61006-P22644

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYMAN HOSPITALITY PROPERTIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Rachna Bhasin	☐	☐	☐
1b. Alvin Bowles Jr.	☐	☐	☐
1c. Mark Fioravanti	☐	☐	☐
1d. William E. Haslam	☐	☐	☐
1e. Erin Mulligan Helgren	☐	☐	☐
1f. Christine Pantoya	☐	☐	☐
1g. Robert Prather, Jr.	☐	☐	☐
1h. Colin Reed	☐	☐	☐
1i. Michael Roth	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V61007-P22644

RYMAN HOSPITALITY PROPERTIES, INC.
Annual Meeting of Stockholders
May 8, 2025 10:00 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Colin Reed, Michael Roth and Scott Lynn, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Ryman Hospitality Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Central Time on May 8, 2025 at the W Austin, 200 Lavaca Street, Austin, Texas 78701 (or an alternative place or solely by means of remote communication), and any adjournment or postponement thereof. Stockholder(s) may also attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2025. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

We may decide to hold the Annual Meeting of Stockholders solely by means of remote communication, or hold the Annual Meeting of Stockholders in a different location or impose additional procedures or limitations on attendees of the Annual Meeting of Stockholders. We will announce any such updates on our proxy website (http://ir.rymanhp.com/proxy), and will issue a press release in the event that we elect to hold the Annual Meeting of Stockholders solely by means of remote communication, and we encourage you to check this website prior to the Annual Meeting of Stockholders if you plan to attend in-person. Stockholders may attend the Annual Meeting of Stockholders via the Internet at www.virtualshareholdermeeting.com/RHP2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side